UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Lamar Advertising Company
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LAMAR ADVERTISING COMPANY

5321 Corporate Boulevard

Baton Rouge, Louisiana 70808

(225) 926-1000

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2026

To our Stockholders:

The 2026 Annual Meeting of Stockholders of Lamar Advertising Company, a Delaware corporation (the “Company”), will be held solely by remote communication, in a virtual-only format, at 9:00 a.m. Central Daylight Time on Thursday, May 14, 2026, for the following purposes:

1.	To elect ten directors, each for a one-year term.

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year.

3.	To conduct an advisory vote on the compensation of the Company’s named executive officers.

4.	To approve an amendment and restatement of the Company’s 1996 Equity Incentive Plan.

5.	To approve an amendment and restatement of the Company’s 2019 Employee Stock Purchase Plan.

6.	To transact any other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 16, 2026 will be entitled to vote at the meeting.

To be admitted to the virtual-only Annual Meeting, stockholders as of the record date must use the following link: www.virtualshareholdermeeting.com/LAMR2026 and enter the 16-digit control number found on the proxy card or the voting instruction form. By logging into the website, Class A Common Stockholders as of the record date will be able to vote shares electronically on all items to be considered at the Annual Meeting. If a stockholder as of the record date has any question pertaining to the business of the Annual Meeting, it must be submitted in advance of the Annual Meeting by visiting www.proxyvote.com. Questions may be submitted until 10:59 p.m. CDT, on Monday, May 11, 2026. Stockholders must have their proxy cards or voting instruction forms in hand when accessing the website and follow the instructions. To allow us to respond at the Annual Meeting to the maximum number of stockholders, each stockholder will be limited to one question.

We have elected to provide access to our proxy materials over the internet for the holders of our Class A Common Stock under the Securities and Exchange Commission’s “notice and access” rules. Detailed information concerning these matters is set forth in the Important Notice Regarding the Availability of Proxy Materials (the “Notice”), which holders of our Class A Common Stock have received in the mail, and in this Notice of Annual Meeting of Stockholders and the attached Proxy Statement.

It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the virtual Annual Meeting, please either vote by telephone or internet (if you hold shares of our Class A Common Stock) or, if you received printed proxy materials and wish to vote by mail, please promptly sign and return your proxy card in the enclosed envelope. Please review the instructions on each of your voting options described in the attached Proxy Statement as well as in the Notice you received in the mail. If you attend the virtual Annual Meeting and wish to vote your shares in person, your proxy will not be used.

By order of the Board of Directors,
James R. McIlwain, Secretary

Baton Rouge, Louisiana

April 2, 2026

PROXY STATEMENT

LAMAR ADVERTISING COMPANY

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2026

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lamar Advertising Company for use at the Annual Meeting of Stockholders to be held solely by remote communication, in a virtual-only format, at 9:00 a.m. Central Daylight Time on Thursday, May 14, 2026, and at any adjournments of the Annual Meeting.

We have elected to distribute our proxy materials for the Annual Meeting to holders of our Class A Common Stock via the internet under the “notice and access” approach permitted by the rules of the Securities and Exchange Commission (the “SEC”). Accordingly, on or about April 2, 2026, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to holders of Class A Common Stock that contains instructions on how to access the proxy materials, including this proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2025, on the internet. Our annual report to stockholders includes a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on February 20, 2026, except for certain exhibits. Holders of our Class B Common Stock and Series AA Preferred Stock will receive printed copies of our proxy materials.

If you are a holder of our Class A Common Stock and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

To be admitted to the virtual-only Annual Meeting, stockholders as of the record date must use the following link: www.virtualshareholdermeeting.com/LAMR2026 and enter the 16-digit control number found on the proxy card or the voting instruction form. By logging into the website, Class A Common Stockholders as of the record date will be able to vote shares electronically on all items to be considered at the Annual Meeting. If a stockholder as of the record date has any question pertaining to the business of the Annual Meeting, it must be submitted in advance of the Annual Meeting by visiting www.proxyvote.com. Questions may be submitted until 10:59 p.m. CDT, on Monday, May 11, 2026. Stockholders must have their proxy cards or voting instruction forms in hand when accessing the website and follow the instructions. To allow us to respond at the Annual Meeting to the maximum number of stockholders, each stockholder will be limited to one question.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on May 14, 2026

The proxy statement and annual report to security holders are available at https://materials.proxyvote.com/512816.

Record Date, Voting Rights and Outstanding Shares

The Board of Directors has fixed March 16, 2026, as the record date for determining the holders of our capital stock who are entitled to vote at the Annual Meeting.

We have two classes of common stock and one class of preferred stock issued and outstanding: Class A Common Stock, $0.001 par value per share, Class B Common Stock, $0.001 par value per share, and Series AA Preferred Stock, $0.001 par value per share. We refer to our Class A Common Stock and our Class B Common Stock collectively as our common stock.

With respect to the matters submitted for vote at the Annual Meeting, each share of Class A Common Stock is entitled to one vote, each share of Class B Common Stock is entitled to ten votes, and each share of Series AA Preferred Stock is entitled to one vote.

Our Class A Common Stock, Class B Common Stock and Series AA Preferred Stock will vote as a single class on the matters submitted at the Annual Meeting. On March 16, 2026, there were outstanding and entitled to vote 87,021,456 shares of Class A Common Stock, 14,420,085 shares of Class B Common Stock, and 5,719.49 shares of Series AA Preferred Stock.

The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the issued and outstanding shares of Class A Common Stock, Class B Common Stock, and Series AA Preferred Stock entitled to vote at the close of business on March 16, 2026 will constitute a quorum for the transaction of business. If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” At the 2026 Annual Meeting, Proposal No. 2 (regarding the ratification of the appointment of KPMG LLP) is the only proposal for which brokers have discretionary authority to vote.We will count broker non-votes, votes withheld, and abstentions as being present at the Annual Meeting for purposes of determining whether a quorum exists.

Holders of our Class A Common Stock who do not attend the virtual Annual Meeting may vote their shares electronically via the internet or by telephone, or may request printed proxy materials and submit the proxy card enclosed therein by mail. Holders of our Class B Common Stock and Series AA Preferred Stock who do not attend the virtual Annual Meeting may vote their shares by submitting the proxy card enclosed in our printed proxy materials by mail, but may not vote their shares electronically via the internet or by telephone.

Internet and telephone voting are available through 11:59 p.m. Central Daylight Time on May 13, 2026. Proxy cards sent by mail, if received in time for voting and not revoked, will be voted at the Annual Meeting according to the instructions on the proxy cards. If no instructions are indicated, the shares represented by the proxy will be voted:

•	FOR the election of the director nominees named herein;

•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year;

•	FOR the approval, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers;

•	FOR the approval of the amendment and restatement of the Company’s 1996 Equity Incentive Plan;

•	FOR the approval of the amendment and restatement of Company’s 2019 Employee Stock Purchase Plan; and

•	In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting or any adjournments of the Annual Meeting.

Shares counted as present at the Annual Meeting that abstain from voting on a particular matter or that are represented by a broker non-vote as to a particular matter will not be considered as votes cast on that matter. Accordingly, abstentions and broker non-votes will not affect the outcome of any matter to be voted on at the Annual Meeting that requires the affirmative vote of a certain percentage or a plurality of the votes cast on a matter to approve it.

Voting of Proxies

If you hold shares of our Class A Common Stock, please refer to the Notice for instructions regarding how to access our proxy materials and vote your shares electronically via the internet or by telephone. The Notice also contains instructions if you would like to receive a paper copy of our proxy materials and vote by mail. You may also vote at the virtual Annual Meeting. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.

If you hold shares of our Class B Common Stock or Series AA Preferred Stock, you may vote by mail by submitting the proxy card enclosed in our printed proxy materials.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke the proxy by filing an instrument of revocation or a duly executed proxy bearing a later date with our Secretary at our principal executive offices, 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808. You may also revoke your proxy by attending the virtual Annual Meeting and voting through the virtual Annual Meeting platform. If you do not revoke your proxy, we will vote the proxy at the Annual Meeting in accordance with the instructions indicated on your proxy card.

Householding of Annual Meeting Materials

As permitted by the SEC, we have adopted a procedure called “householding” to satisfy the rules regarding delivery of proxy materials. This means that only one copy of our Notice or proxy materials may have been sent to multiple stockholders with the same last name in your household. We will promptly deliver a separate copy of any document to you upon request. If your household is receiving multiple copies of the proxy materials, you may also request that only a single copy of the proxy materials be sent to your household. Requests may be made by calling Broadridge Financial Solutions, Inc., toll-free in the United States at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc. Attn. Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

SHARE OWNERSHIP

Common Stock

The following table sets forth certain information known to us as of March 16, 2026 with respect to the shares of our Class A Common Stock and Class B Common Stock beneficially owned as of that date by: (i) each of our directors and each of our nominees for director; (ii) each of our executive officers; (iii) all of our directors and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of our Class A Common Stock or Class B Common Stock. Our Class B Common Stock is convertible into Class A Common Stock on a one-for-one basis. Except as otherwise indicated, we believe each beneficial owner named below has sole voting and sole investment power with respect to all shares beneficially owned by that holder. Except as otherwise indicated, the address for each stockholder is 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808. Percentage calculations of beneficial ownership are based on 87,021,456 shares of Class A Common Stock and 14,420,085 shares of Class B Common Stock outstanding on March 16, 2026.

Beneficial Owner	Title of Class	No. of Shares Owned**		Percent of Class
Directors, Nominees for Director and Executive Officers
Kevin P. Reilly, Jr.†°	Class A Class B(1)	500,183 11,362,250	(2) (3)(4)	* 78.79%(5)
Sean E. Reilly	Class A Class B(1)	165,035 10,557,835	(6) (4)(7)	* 73.22%(8)
Anna Reilly†°	Class A Class B(1)	147,978 10,000,000	(9) (4)(10)	* 69.35%(11)
Wendell Reilly†°	Class A Class B(1)	12,164 9,500,000	(12) (3)	* 65.88%(13)
Ross L. Reilly	Class A Class B(1)	21,819 2,362,250	(14) (15)	* 16.38%(16)
Jay L. Johnson	Class A	84,000	(17)	*
Stephen P. Mumblow†°	Class A	8,699	(18)	*
Thomas V. Reifenheiser†°	Class A	44,272		*
John E. Koerner, III†°	Class A	33,780		*
Marshall Loeb†°	Class A	5,876		*
Elizabeth Thompson†°	Class A	5,066		*
Nancy Fletcher†°	Class A	6,409		*
Mitch Landrieu†°	Class A	650		*
All Current Directors and Executive Officers as a Group (13 Persons)	Class A & B	15,456,016	(19)	15.24%(20)
Five Percent Stockholders
Reilly Family, LLC	Class B(1)	9,000,000	(21)	62.41%(22)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	Class A	12,640,281	(23)	14.53%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	Class A	9,043,824	(24)	10.39%

*	Less than 1%.
**

This column includes LTIP Units or Common Units of the Company’s operating partnership, Lamar Advertising Limited Partnership (the “OP”) that were vested as of March 16, 2026. LTIP Units of the OP convert into Common Units of the OP upon the occurrence of certain events, and Common Units of the OP are redeemable by the holder for cash or for shares of the Company’s Class A Common Stock, at the general partner’s option.

†	Nominee for director.
°	Current director.

(1)

Upon the sale of any shares of Class B Common Stock to a person other than to a Permitted Transferee, such shares will automatically convert into shares of Class A Common Stock. Permitted Transferees include (i) a descendant of Kevin P. Reilly, Sr.; (ii) a spouse or surviving spouse (even if remarried) of any individual named or described in (i) above; (iii) any estate, trust, guardianship, custodianship, curatorship or other fiduciary arrangement for the primary benefit of any one or more of the individuals named or described in (i) and (ii) above; and (iv) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more of the individuals and entities named or described in (i), (ii), and (iii) above. Except for voting rights, the Class A Common Stock and Class B Common Stock are substantially identical. The holders of Class A Common Stock and Class B Common Stock vote together as a single class (except as may otherwise be required by Delaware law), with the holders of Class A Common Stock entitled to one vote per share and the holders of Class B Common Stock entitled to ten votes per share on all matters on which the holders of common stock are entitled to vote.

(2)	Includes 76,576 vested LTIP Units of the OP.
(3)

Includes all 566,211 shares held by Ninemile, L.L.C. (“Ninemile”), of which Kevin P. Reilly, Jr. is the managing member, all of which are pledged as collateral for a loan, and all 1,796,039 shares held by Grand Pass, L.L.C. (“Grand Pass”), of which Kevin P. Reilly, Jr. is the sole manager. Kevin P. Reilly, Jr. has sole voting power over the shares held by Ninemile and Grand Pass, except, upon the occurrence of certain conditions, each member of Ninemile and Grand Pass has voting power over the number of shares representing their respective percentage interest in such entity. As of March 16, 2026, such conditions had occurred, so as of such date, Kevin P. Reilly, Jr. has voting power over the number of shares representing his respective percentage interest in such entities. Dispositions of shares held by Ninemile require the approval of 66% of the outstanding membership interests. Kevin P. Reilly, Jr. has sole dispositive power over the shares held by Grand Pass, L.L.C. Kevin P. Reilly, Jr. disclaims beneficial ownership in the shares held by Ninemile and Grand Pass, except to the extent of his pecuniary interest therein.

(4)

Includes 9,000,000 shares held by the Reilly Family, LLC (the “RFLLC”), of which Kevin P. Reilly, Jr. is the executive manager. Kevin P. Reilly, Jr.’s three siblings, Anna Reilly (a nominee for director), Sean E. Reilly (our Chief Executive Officer) and Wendell Reilly (a nominee for director) are the other managers of the RFLLC. The executive manager has sole voting power over the shares held by the RFLLC but dispositions of the shares require the approval of managers representing 75% of the limited liability company interests of the RFLLC. Anna Reilly, Sean E. Reilly, and Wendell Reilly disclaim beneficial ownership in the shares held by the RFLLC, except to the extent of their pecuniary interest therein. All of such 9,000,000 shares are pledged as collateral for a loan.

(5)	Represents 11.20% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.
(6)	Consists of 165,035 vested LTIP Units of the OP.
(7)

Includes 757,375 shares held by Jennifer and Sean Reilly Family, LLC and 800,460 shares held by SRAA, LLC, of which Sean E. Reilly is the sole manager. Sean E. Reilly has sole voting and dispositive power over the shares held by the Jennifer and Sean Reilly Family, LLC and SRAA, LLC. Sean E. Reilly disclaims beneficial ownership in the shares held by the Jennifer and Sean Reilly Family, LLC and SRAA, LLC, except to the extent of his pecuniary interest therein.

(8)	Represents 10.41% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.
(9)	Includes 147,658 shares owned jointly by Anna Reilly and her spouse.
(10)

Includes 700,000 shares held by Truckstop Lunch Ladies LLC (“TLL”) and 300,000 shares owned jointly by Ms. Reilly and her spouse. Ms. Reilly’s spouse has sole voting and dispositive power over the shares held by TLL.

(11)	Represents 9.86% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.
(12)	Includes 5,000 shares held by his spouse.
(13)	Represents 9.36%of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.

(14)	Includes 9,000 shares subject to stock options exercisable within 60 days of March 16, 2026.
(15)

Consists of all 566,211 shares held by Ninemile, of which Kevin P. Reilly, Jr. is the managing member, all of which are pledged as collateral for a loan, and all 1,796,039 shares held by Grand Pass, of which Kevin P. Reilly, Jr. is the sole manager. Ross L. Reilly is a non-manager member of Ninemile. As a non-manager member, he has the right to vote a portion of the shares held by this entity to the extent of his percentage interest therein upon the occurrence of certain conditions, which were met as of March 16, 2026. Dispositions of shares held by Ninemile require the approval of 66% of the outstanding membership interests. Ross L. Reilly is trustee of a non-manager member of Grand Pass, L.L.C. As the trustee of a non-manager member, he has the right to vote shares held by this entity to the extent of the trust’s percentage interest therein upon the occurrence of certain conditions, which were met as of March 16, 2026. Ross L. Reilly disclaims beneficial ownership in the shares held by Ninemile and Grand Pass, except to the extent of his pecuniary interest therein.

(16)	Represents 2.33% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.
(17)

Includes 10,000 shares of common stock that are held jointly with his spouse and pledged as collateral for a loan. Includes 74,000 vested LTIP Units of the OP, of which 33,600 are held by Blair Road, L.L.C, 21,860 are held by Brawley Capital Partners, L.L.C. and 18,540 are held by Westview Capital Partners, LLC. Mr. Johnson is a member and manager of each such entity, and as such, has the power to exercise the conversion rights in connection therewith.

(18)	Includes 7,333 shares held in a brokerage margin account. The margin balance outstanding, if any, pursuant to such account may vary from time to time.
(19)	See Notes 1, 2, 3, 4, 6, 7, 9, 10, 12, 14, 15, 17 and 18.
(20)	Assumes the conversion of all shares of Class B Common Stock into shares of Class A Common Stock.
(21)	All of such 9,000,000 shares are pledged as collateral for a loan.
(22)	Represents 8.87% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.
(23)

As reported in the Schedule 13G/A filed on February 13, 2024 with the SEC for the year ended December 31, 2023, The Vanguard Group has shared voting power with respect to 35,276 shares, sole dispositive power with respect to 12,512,297 shares and shared dispositive power with respect to 127,984 shares.

(24)

As reported in the Schedule 13G/A filed on April 29, 2025 with the SEC for the quarter ended March 31, 2025, BlackRock, Inc. has sole voting power with respect to 8,824,936 shares and sole dispositive power with respect to 9,043,824 shares.

Preferred Stock

The Company also has outstanding 5,719.49 shares of Series AA Preferred Stock. Holders of Series AA Preferred Stock are entitled to one vote per share. The Series AA Preferred Stock is held as follows: 3,134.8 shares (54.8%) by the RFLLC, of which Kevin P. Reilly, Jr. is the executive manager and Anna Reilly, Sean E. Reilly, and Wendell Reilly are managers; 1,500 shares (26.2%) by Charles W. Lamar III; 784.69 shares (13.7%) by Mary Lee Lamar Dixon; and 300 shares (5.2%) by the Josephine P. Lamar Test. Trust #1. The aggregate outstanding Series AA Preferred Stock represents less than 1% of the capital stock of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, our executive officers and anyone owning beneficially more than ten percent of our registered equity securities are required under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to file with the SEC reports of their ownership and changes to their ownership of our securities. They must also furnish copies of the reports to us. Based solely on our review of the reports furnished to us and any written representations we received that no other reports were required, we believe that, during the fiscal year ended December 31, 2025, our officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them.

EXECUTIVE OFFICERS OF THE REGISTRANT

Name	Age	Title

Kevin P. Reilly, Jr.	71	Executive Chairman of the Board

Sean E. Reilly	64	Chief Executive Officer and President

Jay L. Johnson	49	Executive Vice President, Chief Financial Officer and Treasurer

Ross L. Reilly	40	Executive Vice President and President, Outdoor Division

Each officer’s term of office extends until the meeting of the Board of Directors following the next Annual Meeting of Stockholders and until a successor is elected and qualified or until his earlier resignation or removal, except that Mr. Ross L. Reilly was initially appointed as an executive officer effective January 1, 2026.

Kevin P. Reilly, Jr. was appointed as Executive Chairman of the Board in February 2020 and has served as one of our directors since February 1984. He previously served as our President from February 1989 until February 2020. Mr. Reilly also served as our Chief Executive Officer from February 1989 until February 2011. Prior to becoming President and Chief Executive Officer, Mr. Reilly served as the President of our Outdoor Division from 1984 to 1989. Mr. Reilly, our employee since 1978, has also served as General Manager of our Baton Rouge Region and Vice President and General Manager of the Louisiana Region. Mr. Reilly received a B.A. from Harvard University in 1977.

Sean E. Reilly has served as our Chief Executive Officer since February 2011 and President since February 2020. Prior to becoming Chief Executive Officer, Mr. Reilly had been Chief Operating Officer and President of the Company’s Outdoor Division, a position that he had held since November 2001. He began working with the Company as Vice President of Mergers and Acquisitions in 1987 and served in that capacity until 1994. He also served as a director of the Company from 1989 to 1996 and from 1999 until 2003. Mr. Reilly was the Chief Executive Officer of Wireless One, Inc., a wireless cable television company, from 1994 to 1997, after which he rejoined the Company. Mr. Reilly received a B.A. from Harvard University in 1984 and a J.D. from Harvard Law School in 1989.

Jay L. Johnson has been Chief Financial Officer, Executive Vice President and Treasurer of the Company since October 2019. Prior to joining the Company, Mr. Johnson served as Executive Vice President and Chief Financial Officer of DiamondRock Hospitality Company beginning in April 2018 and as Senior Vice President and Treasurer of Host Hotels & Resorts from 2015 to 2018. Prior to his role as Senior Vice President and Treasurer of Host, Mr. Johnson served from 2010 through 2015 in various roles within the corporate finance/treasury group at Host. Prior to Host, he served in a variety of banking roles at KeyBank Real Estate Capital and Bank of America. Prior to these banking roles, he was in the management consulting practice of Deloitte & Touche LLP, the investment banking group at Prudential Securities and the industrial markets trading division of Enron Corporation. He currently serves as a member of the board of directors at SBA Communications Corp. (Nasdaq: SBAC), a leading owner and operator of wireless communications infrastructure. He previously served as a member of the board of directors at Newell Brands, Inc. (Nasdaq: NWL), a global consumer goods company, from 2020 to 2024. Mr. Johnson received an M.B.A. from Harvard Business School in 2004 and a B.A. from Morehouse College in 1998.

Ross L. Reilly was appointed Executive Vice President and President of the Company’s Outdoor Division in January 2026. Prior to assuming that role, he had served as the Company’s Vice President of Mergers and Acquisitions and Special Projects since April 2020, which included responsibility for guiding the Company’s programmatic sales strategy. Previous to that, he served as Vice President and General Manager of the Company’s Baton Rouge market from September 2016 to March 2020 and as Manager of Leasing and Development in the Company’s New Orleans market from October 2015 to August 2016. Prior to joining the Company, Mr. Reilly co-founded and served as Chief Operating Officer of one of the Gulf Coast’s largest solar energy contractors. He currently serves on the board of directors of REV Broadband, a privately-owned, fiber-based telecommunications provider. Mr. Reilly received his B.A. from Vanderbilt University in 2009.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors at ten. The Board of Directors, upon recommendation from the Nominating and Governance Committee, has nominated the individuals listed below for election as directors at the Annual Meeting to be held on May 14, 2026, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Each nominee has consented to being named a nominee in this proxy statement and to serve, if elected, as a director. If any nominee is unable to serve, proxies will be voted for such other candidates as may be nominated by the Board of Directors.

Required Vote

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes, and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

The Board of Directors recommends that you vote FOR the election of each of the nominees listed below.

Nominees for Director

The following table contains certain information about the nominees for director as of March 16, 2026, including their business experience, qualifications and other directorships. All of the directors’ present terms expire in 2026.

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since
Kevin P. Reilly, Jr. Age: 71

Kevin P. Reilly, Jr. was appointed as Executive Chairman of the Board in February 2020 and has served as one of our directors since February 1984. He previously served as our President from February 1989 until February 2020. Mr. Reilly also served as our Chief Executive Officer from February 1989 until February 2011. Prior to becoming President and Chief Executive Officer, Mr. Reilly served as the President of our Outdoor Division from 1984 to 1989. Mr. Reilly, our employee since 1978, has also served as General Manager of our Baton Rouge Region and Vice President and General Manager of the Louisiana Region.

Kevin P. Reilly, Jr., with over 40 years of experience at Lamar, has unparalleled knowledge of our business and operating history. He is also the executive manager of our controlling stockholder, the RFLLC. The RFLLC and members of the Reilly family are permitted holders of our Class B Common Stock, which was put in place in connection with our initial public offering in 1996 to provide for continuity of control over the Company and entitles its holders to ten votes per share. Board representation by members of the Reilly family, which has ties to the Lamar family dating back to 1958, also serves to preserve the principles upon which Lamar was founded.

		1984

Anna Reilly Age: 62	Anna Reilly currently serves as Chair of the National Board of Book Harvest and on the Advisory Board of Wake Forest University’s Face to Face initiative. She is the former Chair of the Boston Thurmond Community Network Board, a Purpose Built Community, and Helen Simoneau Danse (through 2020). Her previous board service includes the Winston-Salem Foundation’s Asset Development Committee (2009-2014),	2001

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since

Duke University’s Sanford School of Public Policy Board of Visitors (2005-2012), where she chaired the Development Committee, Bethesda Center for the Homeless (2007-2012), and St. Joseph Capital Bank (2001-2006, now Old National Bank). Ms. Reilly also served as a trustee of the Stanley Clark School and Director of the Community Foundation of St. Joseph County. From 1995 to 2000, she owned and operated Lula’s Café in South Bend, Indiana.

Anna Reilly is a manager of our controlling stockholder, the RFLLC, and brings knowledge of our business and operations to the Board. The RFLLC and members of the Reilly family are permitted holders of our Class B Common Stock, which was put in place in connection with our initial public offering in 1996 to provide for continuity of control over the Company and entitles its holders to ten votes per share. In addition, Board representation by members of the Reilly family, which has ties to the Lamar family dating back to 1958, also serves to preserve the principles upon which Lamar was founded. Ms. Reilly’s background and continued commitment to civic service also provide us with a valuable perspective on local issues, which is important to us due to our focus on local advertising.

Wendell Reilly Age: 68

Wendell Reilly has been the Managing Partner of Grapevine Partners LLC since 2000, and previously served as a General Partner Peachtree Equity Partners II, from 2009 until its dissolution. Mr. Reilly also served as Chairman of Berman Capital Advisors until its merger with Cresset Asset Management in 2022. He currently serves as a director of Brown and Brown, Inc. and is the former Chair of its Compensation Committee and its former Lead Director. He also serves as a Trustee Emeritus of Emory University and Trustee of The Carter Center in Atlanta and Director of the International Center for Journalists. He previously served as the Company’s Chief Financial Officer from 1985 to 1989 and director from 1999 to 2001. Mr. Reilly also served as CFO of Haas Publishing Companies from 1989 to 1994, CEO of Grapevine Communications, a group of seven network-affiliated TV stations, from 1996 to 2000 and CEO of SignPost Networks from 2003 to 2011.

Wendell Reilly, with over 30 years of private equity, entrepreneurial and executive management experience in media and communications, has extensive expertise in our industry from both inside and outside Lamar. He also brings valuable insight into the issues facing our management through his experience as a founder and principal in other media companies. Mr. Reilly is also a manager of our controlling stockholder, the RFLLC. The RFLLC and members of the Reilly family are permitted holders of our Class B Common Stock, which was put in place in connection with our initial public offering in 1996 to provide continuity of control over the Company and entitles its holders to ten votes per share. In addition, Board representation by members of the Reilly family, which has ties to the Lamar family dating back to 1958, also serves to preserve the principles upon which Lamar was founded.

		2005

Stephen P. Mumblow Age: 70	Stephen P. Mumblow is the President and Owner of Manhan Media, Inc., Deerfield Media, Inc. and the Deerfield Media group of companies, which own and operate television stations in three mid-size U.S. television	1999

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since

markets. Until January 2002, Mr. Mumblow was the President and a Director of Communications Corporation of America, a television and radio broadcasting company, having joined that company in 1998. Mr. Mumblow was a Managing Director of Chase Securities, Inc., an investment banking firm, from March 1988 to August 1998. Prior to that, he was a Vice President of Michigan Energy Resources Company, an intrastate natural gas utility company and cable television and broadcasting concern, and Citibank, N.A., a commercial bank.

Mr. Mumblow brings to the Board experience in advertising and marketing trends based upon his ownership of Manhan Media and Deerfield Media. He also has extensive banking expertise, including with respect to the financing of a wide range of media enterprises and merger and acquisition activity within the media industry. He has also gained valuable expertise both operating and serving on the boards of businesses in the television, radio and newspaper industries, experience which provides him with insight into the Company’s competitive and strategic landscape. His financial acumen and experience, including qualification as an Audit Committee Financial Expert, provides our Board with valuable skills and a strong background in financial reporting and balance sheet management.

Thomas V. Reifenheiser Age: 90

Thomas V. Reifenheiser was a Managing Director and Group Executive for the Global Media and Telecom Group of Chase Securities Inc., an investment banking firm, from 1995 to 2000. He joined Chase in 1963 and was the Global Media and Telecom Group Executive since 1977. He has served as a director of Cablevision Systems Corporation, Mediacom Communications Corporation, F+W Publications Inc. and Citadel Broadcasting Corporation.

Mr. Reifenheiser possesses expertise in the finance and banking sector with a specialization in the media industry. His extensive experience serving on corporate boards makes him an invaluable resource on matters of corporate governance, executive compensation, effective board oversight and strategic planning. Mr. Reifenheiser’s vast experience in the broadcasting and publishing industries provides strategic perspective and insight into our industry. His service on our Board also provides us with additional financial expertise.

2000

John E. Koerner, III Age: 83

John E. Koerner, III has been the managing member of Koerner Capital, LLC, a private investment company, or the President of its predecessor, Koerner Capital Corporation, since 1995. From 1976 to 1995, Mr. Koerner was President and co-owner of Barq’s, Inc. and its subsidiary, The Delaware Punch Company. Mr. Koerner is a member of a number of civic boards including The Nature Conservancy of Louisiana and the World War II Museum. He served as Chairman of the New Orleans Regional Chamber of Commerce for 1995, was a past Co-Chairman of Metrovision, and was the 2002 - 2003 Chairman of the New Orleans Business Council. Mr. Koerner served on the board of Legg Mason, Inc. until July 2014 and IBERIABANK Corporation until 2020.

Mr. Koerner has extensive experience in corporate finance, the management of capital intensive organizations, and capital markets. Through his service on other boards, Mr. Koerner also has experience with a broad range of

2007

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since

corporate governance matters. Mr. Koerner’s background and civic board service also provide us with a valuable link to our community, which is important to us because of our focus on local advertising.

Marshall A. Loeb Age: 63

Marshall A. Loeb is the President, Chief Executive Officer and a director of EastGroup Properties, Inc., a self-administered equity real estate investment trust (REIT) focused on the development, acquisition and operation of industrial properties. He previously served as President and Chief Operating Officer of Glimcher Realty Trust from 2005 to 2015. From 2000 to 2005, he served as Chief Financial Officer of Parkway Properties, Inc.

Mr. Loeb has more than 25 years of experience with publicly held REITs. He possesses extensive expertise in the real estate industry and in finance. His experience serving in a variety of executive roles at other REITs provides us with an invaluable strategic perspective.

		2018

Elizabeth Thompson Age: 62

Elizabeth Thompson is the CEO of The CAFE Group, a philanthropic organization that advances educational equity. She is also the co-founder, along with her husband, of Cleveland Avenue, LLC, an investment firm that provides financial resources, expertise, and individual support to entrepreneurs to grow and scale their businesses.

Ms. Thompson has extensive leadership experience and decades of experience as a director of non-profit organizations. Through her board service, Ms. Thompson has experience navigating a wide-array of organizational challenges, allowing her to serve as a critical resource. Ms. Thompson’s background and commitment to civic service provides us with a valuable perspective on local issues, which is important to us due to our focus on local advertising.

		2019

Nancy Fletcher Age: 71	Nancy Fletcher served as the President and Chief Executive Officer of the Outdoor Advertising Association of America, Inc., a trade association representing the out of home advertising industry in the United States, from 1991 until her retirement in 2019. Ms. Fletcher has extensive knowledge and experience in our industry. She has particular expertise in navigating various regulatory issues and challenges to our business. She also brings her extensive knowledge of industry best practices, allowing us to better understand and respond to trends in our industry.	2020

Mitch Landrieu Age: 65

Mitchell Landrieu is the founder and president of E Pluribus Unum, an organization that conducts research, engages in community-focused initiatives and advances policy priorities focused on the American South. He has worked in politics for many years, and was most recently co-chair of the Joe Biden and Kamala Harris presidential campaigns beginning in January 2024. Prior to that role, he served as Senior Advisor to President Biden and was responsible for coordinating the implementation of the Infrastructure Investment and Jobs Act beginning in November 2021. He is also the former mayor of the city of New Orleans, serving in office from May 2010 to May 2018, and Lieutenant Governor of Louisiana, serving in office from January 2004 to May 2010. Additionally, he served in the Louisiana House of Representatives, from 1988 to 2004. Mr. Landrieu is also a lawyer, author, speaker and political commentator.

		2025

Name and Age	Business Experience During Past Five Years, Other Directorships and Qualifications	Director Since

Mr. Landrieu’s extensive experience in public service has endowed him with a deep understanding of urban development and infrastructure, which is invaluable in the outdoor advertising industry. He also brings proven leadership in crisis management, which demonstrates his ability to guide organizations through challenging situations with strategic foresight and resilience. Mr. Landrieu’s background and history of community engagement has allowed him to develop a valuable network in many communities in which we operate, which is important to us because of our focus on local advertising.

Family Relationships

Kevin P. Reilly, Jr., our Executive Chairman of the Board, Sean E. Reilly, our Chief Executive Officer and President, and our directors Anna Reilly and Wendell Reilly are siblings. Ross L. Reilly, Executive Vice President and President of the Company’s Outdoor Division, is the son of Kevin P. Reilly, Jr., and the nephew of each of Sean E. Reilly, Anna Reilly and Wendell Reilly. Kevin P. Reilly, Jr., Anna Reilly and Wendell Reilly are also nominees for director at the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES

During the year ended December 31, 2025, our Board of Directors held five meetings. Each of our directors attended at least 75% of the aggregate of the total number of meetings of our Board and the total number of meetings of our Board’s committee meetings for the committee(s) on which that director served. The Board has standing Audit, Compensation, and Nominating and Governance Committees. In 2025, the Board also established a Succession Planning Committee. During the year ended December 31, 2025, the Audit Committee held seven meetings, the Compensation Committee held four meetings, the Nominating and Governance Committee held one meeting and the Succession Planning Committee held one meeting. We encourage, but do not require, our Board members to attend the Annual Meeting of Stockholders. Last year, all of our directors attended the Annual Meeting of Stockholders.

Leadership Structure. Kevin P. Reilly, Jr. currently serves as our Executive Chairman of the Board, and Sean E. Reilly serves as our Chief Executive Officer and President. The Board does not have a policy regarding the separation of the roles of Executive Chairman of the Board and Chief Executive Officer, as the Board believes it is in our best interests to make this determination based on an assessment of the current condition of our Company and composition of the Board. The Board has determined that having a member of senior management serve as Executive Chairman of the Board and a separate member of senior management to serve as Chief Executive Officer is in the best interests of our stockholders at this time. This structure makes the best use of management’s extensive knowledge of the Company and our industry, as well as fostering greater communication between management and the Board.

Director Independence. The Board has determined that Messrs. Koerner, Landrieu, Loeb, Mumblow and Reifenheiser and Mss. Thompson and Fletcher are “independent directors” as defined in the Nasdaq Stock Market listing standards, based on information known to the Company and on the annual questionnaire completed by each director.

Meetings in Executive Session. Our independent directors have regularly scheduled meetings at which only independent directors are present. During 2025, the independent directors met in executive session on two occasions.

Risk Oversight. As part of its charter, the Board is responsible for monitoring the risks that affect the Company, including operational, legal, regulatory, strategic and reputational risks. As part of routine Board meetings, management presents the Board with updates regarding key facets of the Company’s operations. The Board is responsible for assessing risks based on their working knowledge of the Company and the risks inherent in its business. As discussed below, the Audit Committee is responsible for monitoring the Company’s financial risk.

Audit Committee. The Audit Committee currently consists of Stephen P. Mumblow (Chair), Thomas V. Reifenheiser, Marshall Loeb and John E. Koerner, III. Our Board of Directors has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements as defined by applicable Nasdaq Stock Market listing standards governing the qualifications of Audit Committee members. Stephen P. Mumblow qualifies as an “audit committee financial expert” under the rules of the SEC and satisfies the financial sophistication requirements under applicable Nasdaq Stock Market listing qualifications. The Audit Committee assists our Board of Directors in fulfilling its responsibility for general oversight over the integrity of our financial statements, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function. The Audit Committee is also responsible for the appointment (and when appropriate, replacement) and oversight of our independent registered public accounting firm and our internal auditor. The Audit Committee operates under a written charter adopted by the Board of Directors. The Board has delegated to the Audit Committee the responsibility of monitoring the Company’s financial risks. Any material financial risks identified by the Audit Committee are reported to the full Board.

Compensation Committee. The Compensation Committee currently consists of Thomas V. Reifenheiser (Chair), John E. Koerner, III, Stephen P. Mumblow and Nancy Fletcher, all of whom our Board has determined are independent directors under the listing standards of the Nasdaq Stock Market governing the independence of directors. The Compensation Committee’s responsibilities include evaluating the performance of the Chief Executive Officer and our other executive officers and reviewing and determining such officers’ cash and equity-based compensation and benefits. The Compensation Committee operates under a written charter adopted by the Board of Directors. For additional information regarding the Compensation Committee’s role in setting compensation, delegation of their authority and our use of compensation consultants, please see the Compensation Discussion and Analysis section of this proxy statement, which begins on page 19.

Nominating and Governance Committee. The Nominating and Governance Committee currently consists of John E. Koerner, III (Chair), Thomas V. Reifenheiser, Stephen P. Mumblow and Elizabeth Thompson, all of whom our Board has determined are independent directors under the listing standards of the Nasdaq Stock Market governing the independence of directors. The Nominating and Governance Committee’s responsibilities include identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next Annual Meeting of Stockholders, as well as candidates to fill vacancies on the Board. Additionally, the Nominating and Governance Committee recommends to the Board the directors to be appointed to Board committees. The Nominating and Governance Committee also developed and recommended to the Board a set of corporate governance guidelines and oversees the effectiveness of our corporate governance in accordance with those guidelines. The Nominating and Governance Committee operates under a written charter adopted by the Board of Directors.

To assist in identifying director candidates in the future, the Nominating and Governance Committee may engage the services of third party firms. The Nominating and Governance Committee also considers director candidates suggested by members of the Nominating and Governance Committee, other directors, management and stockholders. The process followed by the Nominating and Governance Committee to evaluate director candidates, includes evaluating biographical information and background materials relating to potential candidates and interviewing (with Board members) selected candidates.

In considering whether to recommend any candidate for inclusion in the Board’s slate of director nominees, the Nominating and Governance Committee will evaluate the candidate against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including, among others:

•	the extent to which the candidate’s skills, experience, and perspective adds to the range of talent appropriate for the Board and whether such attributes are relevant to our industry;

•	the candidate’s ability to dedicate the time and resources sufficient for the diligent performance of Board duties;

•	whether the candidate meets the independence requirements under applicable Nasdaq Stock Market listing standards; and

•	the extent to which the candidate holds any position that would conflict with responsibilities to the Company.

The Nominating and Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

The Nominating and Governance Committee and the Board do not have a formal diversity policy. In identifying nominees for director, however, consideration is given to the diversity of professional experience, education and backgrounds among the directors so that a variety of points of view are represented in Board discussions and deliberations concerning our business.

Stockholders may recommend candidates for the Nominating and Governance Committee to consider as potential director nominees by submitting names, biographical information, and background materials to the Nominating and Governance Committee, c/o General Counsel, Lamar Advertising Company, 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808. The Nominating and Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis as further described in the Nominating and Governance Committee’s charter. See “Board of Directors and Committees—Committee Charters” below. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria used for candidates submitted by Board members. The Nominating and Governance Committee will also consider whether to nominate any person nominated by a stockholder in accordance with the provisions of the Company’s bylaws relating to stockholder nominations as described in “Deadline for Stockholder Proposals and Director Nominations” below. To date, no stockholder has recommended a candidate for director nominee to the Nominating and Governance Committee or to the Board of Directors.

Committee Charters. You may view copies of the charters of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, as currently in effect, on the corporate governance section of our website, www.lamar.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions

REV Broadband (“REV”), a telecommunications company, is 100% owned by entities owned by members of the Reilly family. Entities owned by Sean E. Reilly, Kevin P. Reilly, Jr., and members of their respective immediate families, including Ross L. Reilly, hold a majority stake in REV of approximately 89%. The RFLLC, which is owned by Sean E. Reilly, Kevin P. Reilly, Jr., Anna Reilly and Wendell Reilly, and entities owned by each of them and members of their respective immediate families, including Ross L. Reilly, holds the remaining minority stake in REV of approximately 11%. EATELCORP, LLC (“EATEL”), a wholly-owned subsidiary of REV, provides phone and internet services to consumers and businesses in Louisiana. EATEL also provides data back-up and recovery services to businesses. During the year ended December 31, 2025, the Company was a customer of EATEL for data back-up and recovery services. The aggregate amount paid by the Company to EATEL for such services since January 1, 2025 was approximately $45,000. Since January 1, 2025, the Company has been contracted by EATEL to provide advertising services in the aggregate amount of approximately $317,000.

Ross L. Reilly is the son of Kevin P. Reilly, Jr., our Executive Chairman of the Board and nominee for director, and the nephew of Sean Reilly, our Chief Executive Officer and President, and our directors and director nominees Wendell and Anna Reilly. During 2025, Ross was employed as the Vice President of Mergers and Acquisitions and Business Analytics of the Company. In connection with his employment during 2025, Ross’s aggregate compensation, including his base salary, bonus and value of performance stock awards, was approximately $539,000. He was also eligible to participate in customary employee benefit programs for his position.

Effective January 1, 2026, Ross was promoted to the position of Executive Vice President and President of the Company’s Outdoor Division, and was a named an executive officer of the Company. In connection with this promotion, his base salary for 2026 will be $500,000. For 2026, he will also receive compensation consistent with compensation received by the other executive officers of the Company, including target cash and equity bonus opportunities, with such target amounts for 2026 set at $250,000 and 20,000 LTIP Units, respectively.

Policy on Related Person Transactions

Related persons include any of our directors or executive officers, certain of our stockholders and their immediate family members. A conflict of interest may occur when an individual’s private interest interferes, or appears to interfere, in any way with the interests of the Company. Our Code of Business Conduct and Ethics requires all directors, officers and employees to disclose to management any situations that may be, or appear to be, a conflict of interest. Once management receives notice of a conflict of interest, they will review and investigate the relevant facts and will then generally consult with our General Counsel and the Audit Committee as appropriate.

Under the Audit Committee’s charter, the Audit Committee is responsible for reviewing and pre-approving any related party transactions. Copies of our Code of Business Conduct and Ethics and of our Audit Committee charter are available on our website at www.lamar.com.

In addition to the reporting requirements under the Code of Business Conduct and Ethics, each year our directors and executive officers complete questionnaires identifying any transactions with us in which the executive officers or directors or any immediate family members have an interest. Any such transactions or other related party transactions are reviewed and brought to the attention of the Audit Committee as appropriate.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Thomas V. Reifenheiser (Chair), John E. Koerner, III, Stephen P. Mumblow and Nancy Fletcher. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Additionally, no member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, or had any relationship requiring disclosure under Item 404 of Regulation S-K.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Our Compensation Committee has responsibility for establishing, implementing and maintaining the compensation program for our executive officers. For the year ended December 31, 2025, our executive officers consisted of Kevin P. Reilly, Jr., Sean E. Reilly, and Jay L. Johnson, who are also referred to herein as the “named executive officers.” Since Ross L. Reilly did not serve as an executive officer during the year ended December 31, 2025, he is not considered a “named executive officer” for purposes of this proxy statement. This Compensation Discussion and Analysis sets forth the objectives and material elements of the compensation paid to our named executive officers for fiscal 2025.

Executive Compensation Philosophy

The primary objective of our executive compensation program is to retain and reward executive officers who contribute to our long-term success. We believe this requires a competitive compensation structure both as compared to similarly situated companies in the media industry and other companies that are our peers in terms of annual revenues. Additionally, we seek to align a significant portion of executive officer compensation to the achievement of specified Company performance goals. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential cash compensation is tied to goal achievement. We also include performance-based equity grants as a significant component of prospective executive compensation so that the value of a portion of executive compensation is tied directly to the performance of our Class A Common Stock. In addition, discretionary bonuses may be made to executive officers based upon accomplishments outside the scope of the performance metrics used in the Company’s incentive programs.

Use of Compensation Consultants and Peer Group Data

The Compensation Committee did not consult with any compensation consultants in conjunction with its executive officer compensation determinations for fiscal 2025. The Compensation Committee did not set executive officer compensation to a specific percentile of the range of total compensation represented by a specified peer group when making its executive compensation determinations for fiscal 2025.

Material Elements of Executive Officer Compensation

The key elements of compensation for our executive officers are base salaries, performance-based cash incentive awards and performance-based equity awards. Executives may also participate, on the same terms as all other employees, in a 401(k) retirement savings plan and health and welfare benefits.

Base Salary. We pay a base salary to each of our named executive officers. The objective of base salary is to provide a fixed component of cash compensation to the executive that reflects the level of responsibility associated with the executive’s position and is competitive with the base compensation the executive could earn in a similar position at comparable companies. Base salary for our named executive officers is reviewed annually in light of market compensation, tenure, individual performance, Company performance and other subjective considerations. Typically, Sean E. Reilly makes recommendations to the Compensation Committee with regard to base salary for the executive officers that he believes are justified in light of these considerations.

In March 2025, the Compensation Committee reviewed current base salaries in conjunction with Sean E. Reilly. The Compensation Committee reviewed the roles and responsibilities of each executive officer and determined that no changes were warranted.

Performance-Based Incentive Compensation. The Company’s incentive compensation program for executive officers consists of two types of awards that are granted under the Company’s 1996 Equity Incentive Plan, as amended: (i) a performance-based incentive cash bonus and (ii) a performance-based incentive equity award. This compensation program was designed by the Compensation Committee to link a significant portion of overall executive officer compensation to the achievement of enumerated performance targets. Beginning in 2022, our executive officers received their performance-based incentive equity awards in the form of LTIP Units of Lamar Advertising Limited Partnership (the “OP”), a subsidiary of the Company. LTIP Units are a class of units intended to qualify as “profits interests” of the OP, meaning that initially, an LTIP Unit is not economically equivalent in value to a share of our Class A Common Stock, but over time can increase in value to one-for-one parity with Class A Common Stock by operation of special profit and loss allocations applicable to partners in the OP, including LTIP Unit holders. LTIP Units convert into Common Units of the OP upon the occurrence of certain events, and Common Units of the OP are redeemable by the holder for shares of the Company’s Class A Common Stock after a holding period, which is generally twelve months, or for cash at the general partner’s option. The general partner of the OP is a wholly owned subsidiary of the Company. Each LTIP unit awarded is deemed equivalent to an award of one share of Class A Common Stock reserved under the Company’s 1996 Equity Incentive Plan, as amended.

The LTIP Units granted to the executives in 2025 were subject to vesting and forfeiture conditions established by the Compensation Committee, based on the achievement of performance conditions for fiscal 2025. By utilizing equity awards as a significant portion of executive compensation that are denominated as a fixed number of LTIP Units, rather than a set dollar value, the aggregate value of each executive officer’s compensation is aligned with the performance of the Company’s Class A Common Stock.

Incentive Cash Bonus. In March 2025, the Compensation Committee set target amounts for incentive cash bonuses for each of Kevin P. Reilly, Jr., Sean E. Reilly and Jay L. Johnson with corresponding performance goals. The Compensation Committee reviews those target amounts annually based on the executive’s roles and responsibilities, the Company’s performance, and the current economic environment. The Compensation Committee determined that the 2025 target incentive cash bonus of Kevin P. Reilly, Jr., Sean E. Reilly and Jay L. Johnson, would remain unchanged from the prior year at $250,000, $900,000, and $595,000, respectively. The Compensation Committee then approved the performance goals for 2025 pursuant to which any payout of incentive cash bonus awards would be based, subject to the exercise of any discretion of the Compensation Committee. The Compensation Committee also continued its practice of providing the possibility of higher payouts that provide incentives for superior performance above the 100% targeted levels of achievement, which can result in an incentive cash bonus in an amount that is up to 200% of the target amount.

The Compensation Committee then approved the performance goals for 2025 pursuant to which any payout of incentive cash bonus awards would be based, subject to the exercise of any discretion of the Compensation Committee. The Compensation Committee also continued its practice of providing the possibility of higher payouts that provide incentives for superior performance above the 100% targeted levels of achievement, which can result in an incentive cash bonus in an amount that is up to 200% of the target amount.

When setting the performance goals for these executive officers’ incentive cash bonuses for fiscal 2025, the Compensation Committee met with management to review current operating budgets and financial projections along with any current initiatives that could impact the Company’s anticipated 2025 results. The Compensation Committee determined that the Company’s pro forma net revenue growth and EBITDA growth (which is defined as pro forma earnings before interest, taxes, depreciation and amortization and is also adjusted for the effects of equity in (earnings) loss of investee, loss (gain) on extinguishment of debt and investments, stock-based compensation and cash bonuses earned by the named executive officers, loss (gain) on disposition of assets and investments, transaction expenses and capitalized contract fulfillment costs, net) continue to be the appropriate measures on which to base incentive compensation as these measures are the primary measures used by both management and the investor community to evaluate the Company’s performance.

The Compensation Committee’s goal when determining the specific performance thresholds is to set target (100%) goal achievement at a challenging but achievable level based on the 2025 operating budget in order to provide appropriate incentives for management in the context of the current fiscal year’s projected results and current business plan. To align the Company’s performance and the level of award achievement, the

Compensation Committee maintained a 65% threshold for minimum achievement of both cash incentive and equity incentive awards, before any discretion exercised by the Compensation Committee. The 2025 performance goals for incentive cash bonuses were based on achievement of pro forma revenue growth and pro forma EBITDA growth for fiscal 2025 over fiscal 2024 with 50% of the total bonus amount tied to each metric. Tables setting forth the actual performance thresholds for fiscal 2025 are set forth below on pages 23 and 24.

Following this review, the Compensation Committee certified that (i) the Company’s pro forma net revenue growth resulted in attainment of 85% of each such named executive officer’s target cash incentive bonus for fiscal 2025 based on revenue, and (ii) the Company’s pro forma EBITDA growth resulted in attainment of 75% of each such named executive officer’s target cash incentive bonus for fiscal 2025 based on EBITDA. The Compensation Committee did not make any discretionary adjustments to the incentive bonus awards in 2025.

The total 2025 cash incentive bonus for each of Kevin P. Reilly, Jr., Sean E. Reilly, and Jay L. Johnson is set forth below and is reflected in the Non-Equity Incentive Plan Compensation column of the 2025 Summary Compensation Table.

2025 Incentive Cash Bonus

	Portion (50%) Based on Pro Forma Net Revenue Growth ($)	Portion (50%) Based on Pro Forma EBITDA Growth ($)	Total Cash Award ($)
Kevin P. Reilly, Jr. Executive Chairman	$106,250	$93,750	$200,000
Sean E. Reilly Chief Executive Officer and President	$382,500	$337,500	$720,000
Jay L. Johnson Executive Vice President, Chief Financial Officer and Treasurer	$252,875	$223,125	$476,000

Incentive Equity Awards. The Compensation Committee approved the performance criteria underlying the equity grants for each of Kevin P. Reilly, Jr., Sean E. Reilly and Jay L. Johnson at its March 2025 meeting and made the corresponding LTIP Unit grants in the first quarter of 2025. In setting the incentive equity compensation for 2025, the Compensation Committee did not make any changes to the target or maximum amount of LTIP Units achievable by each of the named executive officers, as compared to the prior year. Consistent with the prior year, the maximum number of LTIP Units achievable for each executive is equal to 120% of target. The Compensation Committee reaffirmed its belief that utilizing fixed unit amounts for the LTIP Unit grants provides appropriate incentives and alignment with interests of stockholders, since the value of the LTIP Units is aligned with Company’s Class A Common Stock, due to the conversion feature. In 2025, the target and maximum number of LTIP Units for each of the named executive officers is set forth below.

	Target LTIP Units	Maximum LTIP Units (120% of Target)
Kevin P. Reilly, Jr. Executive Chairman	22,000	26,400
Sean E. Reilly Chief Executive Officer and President	50,000	60,000
Jay L. Johnson Executive Vice President, Chief Financial Officer and Treasurer	28,000	33,600

The LTIP Units were initially granted in March 2025 at the maximum level, and such awards were subject to vesting and forfeiture conditions until, and to the extent, the relevant performance goals for fiscal 2025 were met and certified by the Compensation Committee, subject to the discretion of the Compensation Committee to further adjust the awards. The Compensation Committee feels that the use of LTIP Units as a part of its compensation program aligns executive compensation to the creation of stockholder value but not to such an extent that it would create incentives for executives to focus solely on short-term stock appreciation to the exclusion of long-term strategy.

The same pro forma revenue growth and pro forma EBITDA growth metrics for fiscal 2025 over fiscal 2024 used in the context of the incentive cash awards were also used to determine the achievement of the performance conditions underlying the LTIP Unit awards. Unlike incentive cash awards, there was no opportunity to achieve greater than 120% of the equity award targets utilized for the LTIP Unit awards in 2025.

On that basis, (i) the Company’s pro forma net revenue growth resulted in attainment of 85% of each named executive officer’s incentive equity award target for 2025 based on revenue and (ii) the Company’s pro forma EBITDA growth resulted in attainment of 75% of each named executive officer’s incentive equity award target for 2025 based on EBITDA. The Compensation Committee did not make any discretionary adjustments to the incentive equity awards in 2025.

The total 2025 incentive equity awards earned by each executive, in the form of LTIP Units, is set forth below and reflected in the Stock Awards column of the 2025 Summary Compensation Table (see footnote 1 to the 2025 Summary Compensation Table, which describes the assumptions underlying the calculation of the aggregate grant date fair value of these awards). The unvested portions of such LTIP Unit awards, as well as an additional number of LTIP Units equal to the value of the dividends paid during 2025 on the portion of the LTIP Units for which the performance criteria was not achieved, were forfeited by the named executive officers.

2025 Incentive Equity Awards

	Portion (50%) Based on Pro Forma Net Revenue Growth (#)	Portion (50%) Based on Pro Forma EBITDA Growth (#)	Total LTIP Units Earned (#)(1)
Kevin P. Reilly, Jr. Executive Chairman	9,350	8,250	17,600
Sean E. Reilly Chief Executive Officer and President	21,250	18,750	40,000
Jay L. Johnson Executive Vice President, Chief Financial Officer and Treasurer	11,900	10,500	22,400

(1)

In February 2026, each Kevin P. Reilly, Jr., Sean E. Reilly and Jay L. Johnson also forfeited an additional 424 units, 965 units and 540 units, respectively, which amounts were equal to the value of the dividends paid during 2025 on the portion of the LTIP Units for which the performance criteria was not achieved.

The tables that follow set forth the level of pro forma net revenue and pro forma EBITDA growth required for fiscal 2025 over fiscal 2024 to achieve the stated percentage of target incentive awards for our named executive officers as set by the Compensation Committee in March 2025. These goals relate to achievement of both incentive cash and incentive equity awards, except that equity awards, in the form of LTIP Units, cannot exceed their target amount irrespective of goal achievement in excess of the 120% level.

2025 POTENTIAL INCENTIVE AWARDS

Pro Forma Net Revenue Growth(1) – 50%

Incentive Cash Bonus
Pro Forma Net Revenue Growth	Percentage of Target Bonus Earned
Less than 0.90%	0%
At least 0.90% but less than 1.20%	65%
At least 1.20% but less than 1.50%	70%
At least 1.50% but less than 1.80%	75%
At least 1.80% but less than 2.10%	80%
At least 2.10% but less than 2.40%	85%*
At least 2.40% but less than 2.70%	90%
At least 2.70% but less than 3.00%	95%
At least 3.00% but less than 3.25%	100%
At least 3.25% but less than 3.50%	125%
At least 3.50% but less than 3.75%	150%
At least 3.75% but less than 4.00%	175%
At least 4.00% or greater	200%

Incentive Equity Award
Pro Forma Net Revenue Growth	Percentage of Target Bonus Earned
Less than 0.90%	0%
At least 0.90% but less than 1.20%	65%
At least 1.20% but less than 1.50%	70%
At least 1.50% but less than 1.80%	75%
At least 1.80% but less than 2.10%	80%
At least 2.10% but less than 2.40%	85%*
At least 2.40% but less than 2.70%	90%
At least 2.70% but less than 3.00%	95%
At least 3.00% but less than 3.25%	100%
At least 3.25% but less than 3.50%	110%
At least 3.50% or greater	120%

*	Denotes goal achieved for 2025 as certified by the Compensation Committee.
(1)

Pro forma net revenue growth is based on the Company’s net revenue growth in 2025 over 2024 based on actual 2025 net revenue versus 2024 net revenue, as adjusted to reflect acquisitions and divestitures for the same time frame as actually owned in 2025.

2025 POTENTIAL INCENTIVE AWARDS

Pro Forma EBITDA Growth(1) – 50%

Incentive Cash Bonus
Pro Forma EBITDA Growth	Percentage of Target Bonus Earned
Less than 0.70%	0%
At least 0.70% but less than 1.00%	65%
At least 1.00% but less than 1.30%	70%
At least 1.30% but less than 1.60%	75%*
At least 1.60% but less than 1.90%	80%
At least 1.90% but less than 2.20%	85%
At least 2.20% but less than 2.50%	90%
At least 2.50% but less than 2.80%	95%
At least 2.80% but less than 3.30%	100%
At least 3.30% but less than 3.80%	125%
At least 3.80% but less than 4.30%	150%
At least 4.30% but less than 4.80%	175%
At least 4.80% or greater	200%

Incentive Equity Award
Pro Forma EBITDA Growth	Percentage of Target Bonus Earned
Less than 0.70%	0%
At least 0.70% but less than 1.00%	65%
At least 1.00% but less than 1.30%	70%
At least 1.30% but less than 1.60%	75%*
At least 1.60% but less than 1.90%	80%
At least 1.90% but less than 2.20%	85%
At least 2.20% but less than 2.50%	90%
At least 2.50% but less than 2.80%	95%
At least 2.80% but less than 3.30%	100%
At least 3.30% but less than 3.80%	110%
At least 3.80% or greater	120%

*	Denotes goal achieved for 2025 as certified by the Compensation Committee.
(1)

Pro forma EBITDA growth is calculated in the same manner as pro forma net revenue growth with adjustments being made in the 2024 period to reflect acquisitions and divestitures for the same time frame as actually owned in 2025 and is also adjusted, solely with respect to calculation of incentive cash bonuses, to eliminate any expense in the period related to executive bonuses.

Consideration of Prior Stockholder Advisory Vote on Executive Compensation

At the Company’s 2023 Annual Meeting of Stockholders, more than 99% of shares present at the meeting for purposes of the proposal were voted to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for that meeting, thus ratifying our compensation philosophy and approach. Our Board of Directors and the Compensation Committee considered this overwhelming support, as well as our past operating performance, in making the determination that the fundamental characteristics of our executive compensation program should remain. The next advisory stockholder vote on executive compensation will occur at this 2026 Annual Meeting of Stockholders. For more information on this advisory vote, see page 40.

Other Compensation Components

Discretionary Equity Awards. The Company’s incentive compensation program permits the Compensation Committee to grant discretionary equity awards under the Company’s 1996 Equity Incentive Plan, as amended, that are not subject to achievement of performance criteria. The named executive officers did not receive discretionary equity grants in 2025.

Perquisites. We provide certain perquisites to our named executive officers, including use of the Company’s aircraft and a Company car. Our named executive officers are entitled to use our Company aircraft, including for personal travel. These perquisites provide flexibility to the executives and increase travel efficiencies, allowing more productive use of executive time. More detail on these perquisites and other perquisites provided to our named executive officers may be found in the 2025 Summary Compensation Table.

Deferred Compensation. The Company has a deferred compensation plan for certain officers, including the named executive officers. Under this plan, officers who meet certain criteria are eligible to receive Company contributions into their accounts in the Lamar Deferred Compensation Plan. Officers do not have the option of deferring any portion of their earned cash compensation through additional voluntary contributions to the plan.

The deferred compensation plan is not funded by us, and participants have an unsecured contractual commitment from us to pay the amounts due under the deferred compensation plan. When payments under the plan are due, the funds are distributed from our general assets. The Company does not offer preferential earnings on deferred compensation. Deferred compensation is intended as a long-term savings vehicle for our officers in light of the fact that the Company does not offer any traditional pension or defined benefit plan. The Compensation Committee does not consider deferred compensation accounts when setting executive pay levels, since this represents compensation that has previously been earned and individual accounts are a function of personal investment choices and market-based earnings.

Tax Implications

The Compensation Committee awards compensation to our executive officers as it deems appropriate to meet our overall compensation objectives, even though it may not be fully deductible for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, Section 162(m), prevents publicly held corporations from deducting, for federal income tax purposes, compensation paid in excess of $1,000,000 to certain executives.

Payments Upon Termination or Change–in–Control

We do not have employment agreements or other agreements with any of our executive officers that entitle them to payments upon termination or in the event of a change-in-control.

Compensation Policies and Practices as they Relate to Risk Management

Our management has reviewed its compensation policies and practices in conjunction with the Compensation Committee to determine if these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Company’s basic compensation structure, as described above, includes base salaries, incentive cash bonuses and, for officers of the Company (including certain non-executive officers), incentive equity compensation that primarily consists of annual performance-based equity awards. In light of this review of the compensation structure and its mix of both fixed and variable compensation, the Company concluded that there are no risks arising from our compensation policies and practices for our employees that are reasonably likely to have a material adverse effect on the Company.

Compensation Recovery Policy

Effective October 2, 2023, the Company adopted a Compensation Recovery Policy (the “Clawback Policy”) pursuant to the regulations mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Nasdaq Listing Rule 5608. The Clawback Policy applies to certain incentive-based compensation that is received on or after the effective date. The Clawback Policy requires the Company to recover certain excess incentive-based compensation from current and former executive officers if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws or as otherwise described in the Clawback Policy and paid during the three completed fiscal years immediately preceding the trigger date, as defined in the Clawback Policy. Recoverable compensation is defined in the Clawback Policy but generally includes any incentive-based compensation that was granted, earned or vested based wholly or in part upon attainment of any financial reporting measure, to the extent the amount actually received exceeds the amount that would have been received if the incentive-based compensation had been determined based on the restated financial statements.

Equity Grant Timing Practices
The Compensation Committee approves all equity award grants to our named executive officers on or before the grant date. Equity awards are generally made on a predetermined cycle in the first quarter of the fiscal year, though the Compensation Committee maintains discretion to grant additional equity awards outside of the annual grant cycle. The Compensation Committee does not have a practice or policy of granting equity awards in anticipation of the release of material non-public
information and, in any event, does not time the release of material non-public
information in coordination with grants of equity awards in a manner that intentionally benefits the named executive officers or otherwise for the purpose of affecting the value of executive compensation. In fiscal 2025, equity compensation for our named executive officers consisted solely of LTIP Units; we did not grant stock options to our named executive officers in 2025.

Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement, for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.

By the Compensation Committee,

Thomas V. Reifenheiser (Chair)
John E. Koerner, III
Stephen P. Mumblow
Nancy Fletcher

2025 Summary Compensation Table

The following table sets forth certain compensation information for our named executive officers. The table reflects each officer’s position as of December 31, 2025.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)(4)	Total ($)
Kevin P. Reilly, Jr. Executive Chairman of the Board	2025	100,000	2,568,720	(5)	200,000	338,078	3,206,798
	2024	100,000	2,580,380	(6)	468,750	382,878	3,532,008
	2023	100,000	2,241,140	(7)	112,500	320,860	2,774,500
Sean E. Reilly Chief Executive Officer and President	2025	900,000	5,838,000	(5)	720,000	1,005,353	8,463,353
	2024	900,000	5,864,500	(6)	1,687,500	908,034	9,360,034
	2023	700,000	4,482,280	(7)	430,000	669,697	6,281,977
Jay L. Johnson Executive Vice President, Chief Financial Officer and Treasurer	2025	700,000	3,269,280	(5)	476,000	289,767	4,735,047
	2024	700,000	3,284,120	(6)	1,115,625	306,976	5,406,721
	2023	600,000	2,297,240	(7)	385,000	178,436	3,460,676

(1)

Reflects the aggregate grant date fair value recognized for financial statement reporting purposes in accordance with ASC Topic 718. With respect to performance-based stock awards and LTIP Units, the grant date fair value is calculated assuming the probable outcome of achievement, which on the grant date was expected to be 100% of the target equity incentive award amount, rather than the value of the actual award earned on the date when issued to the officer. The fair values of the LTIP Units granted during 2025 assuming maximum performance are as follows: $3,082,464 with respect to Mr. Kevin P. Reilly, Jr., $7,005,600 with respect to Mr. Sean E. Reilly, and $3,923,136 with respect to Mr. Johnson. For the assumptions underlying the valuation of these awards see Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026. With respect to discretionary stock grants, the grant date fair value is calculated as of the date of grant.

(2)

Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect the incentive cash awards granted at the beginning of each year, earned based on performance criteria during that fiscal year, subject to discretionary adjustments, and paid in the following fiscal year. The 2025 awards are described in further detail under the headings “Performance-Based Incentive Compensation” and “Incentive Cash Bonus” in the Compensation Discussion and Analysis and are also reflected in the table “Grants of Plan-Based Awards in Fiscal Year 2025” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

(3)

Includes $109,824, $150,991, and $128,006 for Mr. Kevin P. Reilly, Jr., $560,028, $510,374, and $390,398 for Mr. Sean E. Reilly, and $22,547, $66,136 and $17,436 for Mr. Johnson for the personal use of the Company aircraft in 2025, 2024, and 2023, respectively, as further described below. Also includes $170,280, $149,160, and $110,000, for Mr. Kevin P. Reilly, Jr., $387,000, $339,000, and $220,000 for Mr. Sean Reilly, and $216,720, $189,840, and $110,000 for Mr. Johnson, in each case, for 2025, 2024, and 2023 respectively, in respect of dividends paid on unvested LTIP Units during the year. For Mr. Kevin P. Reilly, Jr., for 2025, 2024 and 2023, includes $5,325, $30,228 and $30,354 for personal use of a Company car, respectively. The amounts included in the “All Other Compensation” column also include the following perquisites provided to our named executive officers (except as otherwise indicated), which are valued at the Company’s incremental cost, none of which individually exceeded $25,000: (a) personal use of a Company car (except as noted above with respect to Mr. Kevin P. Reilly, Jr.), (b) Company-paid health insurance premiums and medical reimbursements, and (c) personal use of a Company-owned recreational facility by Mr. Sean E. Reilly and Mr. Kevin P. Reilly, Jr. Executives also have access to a country club at which the Company has a membership, but each executive pays all fees related to such personal use, resulting in no additional incremental cost to the Company.

The Company’s incremental cost for personal use of the corporate aircraft is based on the incremental cost to the Company calculated based on the variable costs, related to the number of flight hours used, including fuel costs, landing/ramp fees, trip-related maintenance, crew travel expenses, supplies and catering, aircraft accrual expenses per hour of flight, any customs and foreign permit or similar fees. Our fixed costs that do not change based on usage, such as pilot salaries and the cost of maintenance not related to trips are excluded. The incremental cost to the Company for personal use of a Company car is calculated as a portion of the annual lease, mileage and fuel attributable to the personal use.

(4)	Also includes employer contributions under the Company’s deferred compensation plan of $50,000 for each of Mr. Kevin P. Reilly, Jr., Mr. Sean E. Reilly and Mr. Johnson for 2025, 2024, and 2023.

(5)

The ASC Topic 718 value of the LTIP Units that vested based on achievement of performance goals for fiscal 2025, which awards were certified as earned by the Compensation Committee on February 18, 2026 was $2,353,648 for Mr. Kevin P. Reilly, Jr., $5,349,200 for Mr. Sean E. Reilly, and $2,995,552 for Mr. Johnson.

(6)

The ASC Topic 718 value of the LTIP Units that vested based on achievement of performance goals for fiscal 2024, which awards were certified as earned by the Compensation Committee on February 19, 2025 was $3,484,800 for Mr. Kevin P. Reilly, Jr., $7,920,000 for Mr. Sean E. Reilly, and $4,435,200 for Mr. Johnson.

(7)

The ASC Topic 718 value of the LTIP Units that vested based on achievement of performance goals for fiscal 2023, as adjusted by the Compensation Committee based on discretionary factors, which awards were certified as earned by the Compensation Committee on February 21, 2024 was $1,245,310 for Mr. Kevin P. Reilly, Jr., $2,490,620 for Mr. Sean E. Reilly, and $2,193,158 for Mr. Johnson.

Grants of Plan-Based Awards in Fiscal Year 2025

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Kevin P. Reilly, Jr.	3/11/2025	162,500	250,000	500,000
	3/11/2025				14,300	22,000	26,400	2,568,720
Sean E. Reilly	3/11/2025	585,000	900,000	1,800,000
	3/11/2025				32,500	50,000	60,000	5,838,000
Jay L. Johnson	3/11/2025	386,750	595,000	1,190,000
	3/11/2025				18,200	28,000	33,600	3,269,280

(1)

Represents the possible cash bonus that could be earned by achieving defined performance goals, subject to the exercise of discretionary adjustments by the Compensation Committee. Threshold amount assumes minimum attainment of both EBITDA and revenue levels to receive payment, before discretionary adjustments.

(2)

These awards constitute LTIP Units that may vest upon achievement of defined performance goals under our 1996 Equity Incentive Plan, subject to the exercise of discretionary adjustments by the Compensation Committee. Threshold amount assumes minimum attainment of both EBITDA and revenue levels to receive payment, before discretionary adjustments.

(3)

Reflects the aggregate grant date fair value in accordance with ASC Topic 718 assuming the probable outcome of achievement, which for performance stock awards on the grant date was expected to be 100% of the target equity incentive award amount, rather than the value of the actual award earned on the date when issued to the officer. For the assumptions underlying the valuation of these awards see Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026.

Outstanding Equity Awards at Fiscal Year-End 2025

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Kevin P. Reilly, Jr.	26,400	2,784,760
Sean E. Reilly	60,000	7,594,800
Jay L. Johnson	33,600	4,253,088

(1)

Represents the total number of LTIP Units that were subject to vesting on February 18, 2026. The unvested portions of such awards, as well as an additional number of LTIP Units equal to the value of the dividends paid thereon in 2025, were forfeited by the named executive officers on February 18, 2026.

(2)	Dollar amounts are based on the closing price of our Class A Common Stock on December 31, 2025, which was $126.58 per share.

Option Exercises and Stock Vested in Fiscal Year 2025

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin P. Reilly, Jr.	26,400	3,484,800
Sean E. Reilly	60,000	7,920,000
Jay L. Johnson	33,600	4,435,200

(1)

Calculated as the product of (a) the number of LTIP Units previously granted on March 12, 2024 that vested on February 19, 2025 and (b) the closing price of our Class A Common Stock on the vesting date, which was $132.00.

Non-Qualified Deferred Compensation for Fiscal Year 2025

Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings (Loss) in Last FY ($)(2)	Aggregate Balance at Last FYE ($)(3)
Kevin P. Reilly, Jr.	50,000	1,077,136	8,886,962
Sean E. Reilly	50,000	422,112	3,357,250
Jay L. Johnson	50,000	64,218	431,611

(1)	Amounts in this column are included in the “All Other Compensation” column in the 2025 Summary Compensation Table.

(2)	Amounts in this column are not included in the 2025 Summary Compensation Table because they were not preferential or above market.

(3)

This column includes amounts in each named executive officer’s total deferred compensation account as of the last day of fiscal 2025, which includes (i) the following total previous contributions reported in each of the Company’s previous proxy statements: Mr. Kevin P. Reilly, Jr., $1,361,500, Mr. Sean E. Reilly, $1,065,000, and Mr. Johnson, $250,000; and (ii) aggregate earnings on all previously contributed amounts. This column does not include contributions for each officer for the 2025 fiscal year, which were made in January 2026 and reported in the first column.

The Company sponsors a deferred compensation plan for the benefit of certain of its board-elected officers who meet specific age, years of service and other criteria. Officers that met certain criteria are eligible for annual

Company contributions to the plan, depending on the employee’s length of service. The Company’s contributions to the plan are maintained in a rabbi trust. Upon termination, death or disability, participating employees are eligible to receive an amount equal to the fair market value of the assets in the employee’s deferred compensation account either in a lump sum distribution or in twenty percent installments over a five-year period.

Potential Payments Upon Termination or Change in Control

The Company is currently not party to any contracts, agreements, plans or arrangements that provide cash termination, change in control payments or other similar benefits to its executive officers. However, the Company’s form of LTIP Unit award agreement does provide that any unvested LTIP Unit awards that are not assumed, converted or replaced in the event of a change in control of the Company shall be deemed to have vested immediately prior to such change in control based on the greater of (i) actual performance as of such date or (ii) the target performance level. If a Change in Control had occurred on December 31, 2025, and the unvested LTIP Units held by our named executive officers were not assumed, converted or replaced, the unvested LTIP Units held by each of our named executive officers would have vested at the target performance level, resulting in a value of $2,784,760 for Mr. Kevin P. Reilly, Jr., $6,329,000 for Mr. Sean E. Reilly, and $3,544,240 for Mr. Johnson. The foregoing amounts are calculated based on the closing price of our Class A Common Stock on December 31, 2025, which was $126.58 per share.

Pay Ratio

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring public companies to annually disclose the pay ratio between their median employee’s annual total compensation and the total compensation of the principal executive officer. The Company’s principal executive officer is Mr. Sean E. Reilly, its Chief Executive Officer.

For 2025:

•	the annual total compensation of the median of all Company employees (other than its Chief Executive Officer) was $67,876.

•	the annual total compensation of the Company’s Chief Executive Officer, as reported in the Summary Compensation Table on page 27 of this proxy statement, was $8,463,353.

Based on this information, for 2025 the ratio of the annual total compensation of the Company’s Chief Executive Officer to the annual total compensation of our median employee, as required to be reported pursuant to Item 402 of Regulation S-K, was 125:1.

The median employee was identified using a listing of all employees as of December 31, 2025, and calculating the median amount of total 2025 compensation as it would be reported based on the IRS instructions for Box 5, Medicare wages and tips. Actual amounts reported on Box 5 for 2025 were used for all employees who were employed throughout the entire year. We further annualized pay for those individuals not employed for a full year in 2025. Once we identified our median employee, we calculated such employee’s annual total compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the Company’s payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Director Compensation in Fiscal Year 2025

The following table sets forth a summary of the compensation we paid to our non-employee directors during 2025. Mr. Kevin P. Reilly, Jr. receives no additional compensation for Board service.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Nancy Fletcher	55,000	80,000	135,000
John E. Koerner, III	72,500	95,000	167,500
Mitch Landrieu(2)	37,500	75,000	112,500
Marshall Loeb	61,250	80,000	141,250
Stephen P. Mumblow	83,500	100,000	183,500
Thomas V. Reifenheiser	72,500	95,000	167,500
Anna Reilly	50,000	75,000	125,000
Wendell Reilly	52,000	75,000	127,000
Elizabeth Thompson	53,000	80,000	133,000

(1)

Reflects the aggregate grant date fair value recognized for financial statement reporting purposes for fiscal year 2025 in accordance with ASC Topic 718 that relates to the value of the shares awarded upon each director’s election in 2025. For the assumptions underlying the valuation of these awards see Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026.

(2)	Mr. Landrieu joined the Board of Directors in May 2025 following his election at the Annual Meeting.

For 2025, we paid our non-employee directors annual fees in cash of $50,000, paid monthly. We also reimburse non-employee directors for travel expenses incurred to attend Board and committee meetings and expenses incurred to perform other related responsibilities.

Each member of a committee (including the chair of such committee) of the Board of Directors also received an annual committee meeting fee, paid semi-annually in cash, for each committee on which they serve. For each Audit Committee member, the annual fee is $7,500. For each Compensation Committee member and Nominating and Governance Committee member, the annual fee is $3,000.

In 2025, the Chairman of the Audit Committee received an additional annual fee of $20,000. In 2025, the Chairman of the Compensation and the Nominating and Governance Committees each received an additional annual fee of $9,000. Committee fees are paid on a quarterly basis.

In 2025, the Board established a Succession Planning Committee. Effective beginning in the third quarter of 2025, each member of and non-member advisor to the Succession Planning Committee is entitled to receive an annual fee in cash of $4,000. The Chairman of the Succession Planning Committee is entitled to receive an additional annual fee of $3,500.

Each non-employee director automatically receives upon his election or re-election at an annual meeting of stockholders a restricted stock award in shares of the Company’s Class A Common Stock with a fair market value as set forth below (rounded down to the nearest whole share), which fair market value is determined based upon the closing price of the Class A Common Stock on the date of such election, 50% of which is fully vested on the grant date and 50% of which vests on the last day of such director’s one-year term (the business day prior to the Company’s next annual meeting of stockholders) with pro-rated grants upon an election other than at an annual meeting of stockholders whether by action of the Board or the stockholders to fill a vacancy or otherwise.

Non-Employee Director	Fair Market Value of Restricted Stock Grant
Non-Committee Members	$75,000
Committee Members (not Chair)	$80,000
Chair of Compensation Committee	$95,000
Chair of Nominating and Governance Committee	$95,000
Chair of Audit Committee	$100,000

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

			Average Summary Compensation Table Total Compensation for Other NEOs (2)		Value of Initial Fixed $100 Investment Based On:			Company- Selected Performance Measure - Adjusted EBITDA ($ thousands) (5)
Year	Summary Compensation Table Total Compensation for CEO	Compensation Actually Paid to CEO (1)		Average Compensation Actually Paid to Other NEOs (3)	Company Cumulative TSR (4)	Peer Group Cumulative TSR (4)	Net Income ($ thousands)
2025	$8,463,353	$10,835,753	$3,970,923	$5,157,123	$198	$161	$593,068	$1,058,243
2024	$9,360,034	$8,493,234	$4,469,365	$4,509,889	$180	$117	$362,939	$1,033,158
2023	$6,281,977	$6,930,537	$3,117,588	$3,413,818	$149	$84	$496,836	$985,724
2022	$6,079,394	$5,835,634	$2,987,339	$2,865,459	$125	$91	$438,647	$938,079
2021	$5,934,758	$3,575,038	$3,014,134	$2,894,741	$152	$138	$388,090	$827,289

(1)
Represents the amount of “compensation actually paid” (“CAP”) to Mr. Sean E. Reilly, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Sean E. Reilly during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Sean Reilly’s total compensation as reported in the Summary Compensation Table (“SCT”) for each year to determine the compensation actually paid:

Compensation Element	2021	2022	2023	2024	2025
Total Comp as Reported in SCT	$5,934,758	$6,079,394	$6,281,977	$9,360,034	$8,463,353
Pension/NQDC as Reported in SCT	—	—	—	—	—
Stock Awards as Reported in SCT	($4,035,240)	($3,893,560)	($4,482,280)	($5,864,500)	($5,838,000)
Option Awards as Reported in SCT	—	—	—	—	—
Pension Value for Current Year	—	—	—	—	—
Adjusted Equity Values(a)	$1,675,520	$3,649,800	$5,130,840	$4,997,700	$8,210,400
Compensation Actually Paid (CAP)	$3,575,038	$5,835,634	$6,930,537	$8,493,234	$10,835,753

(a)	The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
2021	$5,337,200	($3,661,680)	$1,675,520
2022	$4,153,600	($503,800)	$3,649,800
2023	$4,676,320	$454,520	$5,130,840
2024	$7,304,400	($2,306,700)	$4,997,700
2025	$7,594,800	$615,600	$8,210,400

(2)
Represents the average of the amounts reported for the Company’s named executive officers, excluding Mr. Sean E. Reilly (“NEOs”), as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Sean E. Reilly) included for purposes of calculating the average amounts in each applicable year are Mr. Kevin P. Reilly, Jr. and Mr. Jay L. Johnson.

(3)
Represents the amount of “compensation actually paid” (“CAP”) to the NEOs as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group for each year to determine the compensation actually paid:

Compensation Element	2021	2022	2023	2024	2025
Average Total Comp as Reported in SCT	$3,014,134	$2,987,339	$3,117,588	$4,469,365	$3,970,923
Average Pension/NQDC as Reported in SCT	—	—	—	—	—
Average Stock Awards as Reported in SCT	($2,017,620)	($1,946,780)	($2,269,190)	($2,932,250)	($2,919,000)
Average Option Awards as Reported in SCT	—	—	—	—	—
Average Pension Value for Current Year	—	—	—	—	—
Average Adjusted Equity Values and Accrued Dividends(a)	$1,898,227	$1,824,900	$2,565,420	$2,972,774	$4,105,200
Compensation Actually Paid (CAP)	$2,894,741	$2,865,459	$3,413,818	$4,509,889	$5,157,123

(a)	The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Value of Dividends Paid and not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2021	$2,668,600	($777,104)	—	—	$6,731	$1,898,227
2022	$2,076,800	($251,900)	—	—	—	$1,824,900
2023	$2,338,160	$227,260	—	—	—	$2,565,420
2024	$3,652,200	($679,426)	—	—	—	$2,972,774
2025	$3,797,400	$307,800	—	—	—	$4,105,200

(4)
Reflects the cumulative total stockholder return (“TSR”) of each of the Company and OUTFRONT Media Inc., as the Company’s peer, for the year ended December 31, 2021, the two-years
ended December 31, 2022, the three years ended December 31, 2023, the four years ended December 31, 2024, and the five years ended December 31, 2025, assuming a $100 investment at the closing price on December 31, 2020 and the reinvestment of all dividends.

(5)
Adjusted EBITDA is defined as net income before income tax expense (benefit), interest expense (income), equity in (earnings) loss of investee, loss (gain) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization, loss (gain) on disposition of assets and investments, transaction expenses and capitalized contract fulfillment costs, net.

Pay Versus Performance Narrative
The following table identifies the only two financial performance measures used by our Compensation Committee to link the CAP paid to our CEO and other NEOs in 2025.

Financial Performance Measures

Adjusted EBITDA

Net Revenue

The following charts reflect how the CAP over the five-year period end
ed December 31, 2025 aligns to trends in the Company’s TSR, net income and adjusted EBITDA results over the same period. In addit io
n, the chart titled “CAP
v
s. TSR” reflects that the Company’s TSR over this five-year period tracks the same general trend as th
e p
eer group TSR over the same period.

CAP vs. TSR
Compensation Actually Paid ($000s)
Total Shareholder Return (Indexed to $100)
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$200
$175
$150
$125
$100
$75
$50
$25
$0
2021
2022
2023
2024
2025
$3,575,038
$2,894,741
$5,835,634
$2,865,459
$6,930,537
$3,413,818
$8,493,234
$4,509,889
$10,835,753
$5,157,123
$152
$125
$149
$180
$198
$138
$91
$84
$117
$161
CEO CAP
Avg NEO CAP
Lamar TSR
Peer Group TSR

CAP vs. Net Income
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
Compensation Actually Paid ($000s)
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$0
Net Income ($000s)
$3,575,038
$2,894,741
$5,835,634
$2,865,459
$6,930,537
$3,413,818
$8,493,234
$4,509,889
$10,835,753
$5,157,123
$388,090
$438,647
$496,836
$362,939
$593,068
2021
2022
2023
2024
2025
CEO CAP
Avg NEO CAP
Lamar Net Income

CAP vs. Adjusted EBITDA
Compensation Actually Paid ($000s)
Lamar Adjusted EBITDA ($000s)
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$12,000,000
$10,000,000
$800,000
$600,000
$400,000
$200,000
$0
2021
2022
2023
2024
2025
$3,575,038
$2,894,741
$5,835,634
$2,865,459
$6,930,537
$3,413,818
$8,493,234
$4,509,889
$10,835,753
$5,157,123
$827,289
$938,079
$985,724
$1,033,158
$1,058,243
CEO CAP
Avg NEO CAP
Lamar Adj. EBITDA

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2025, with respect to shares of our Class A Common Stock that may be issued under our existing compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	850,190	(2)	51.08	(3)	1,209,832	(4)
Equity compensation plans not approved by security holders	n/a		n/a		n/a

Total	850,190		51.08		1,209,832

(1)	Consists of the Company’s 1996 Equity Incentive Plan, as amended and 2019 Employee Stock Purchase Plan, as amended.

(2)
Includes shares issuable upon achievement of outstanding performance-based awards under the 1996 Equity Incentive Plan. Does not include purchase rights accruing under the 2019 Employee Stock Purchase Plan, because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(3)	Does not take into account shares issuable upon achievement of outstanding performance-based awards, which will be issued for no consideration.
(4)
Includes shares available for future issuance under the 2019 Employee Stock Purchase Plan. Under the evergreen formula of this plan, on the first day of each fiscal year beginning with 2020, the aggregate number of shares that may be purchased through the exercise of rights granted under the plan is increased by the lesser of (a) 500,000 shares,
(b) one-tenth
of one percent of the total number of shares of Class A Common Stock outstanding on the last day of the preceding fiscal year, and (c) a lesser amount determined by the Board of Directors. On January 1, 2026, 86,910 shares of Class A Common Stock were added to the 2019 Employee Stock Purchase Plan pursuant to the evergreen formula.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2025.

The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee the Company’s accounting and financial reporting, internal controls, and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the committee. The Audit Committee is comprised entirely of independent directors as defined by applicable Nasdaq Stock Market listing standards.

Management is responsible for our internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards established by the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. The Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP, our independent registered public accounting firm.

In the course of its oversight of the Company’s financial reporting process, the Audit Committee of the Board of Directors has:

•	reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2025;

•	discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by PCAOB Auditing Standards No. 1301;

•

reviewed and discussed with management and KPMG LLP the Company’s report on internal controls over financial reporting and the adequacy and effectiveness of the Company’s disclosure controls and procedures;

•	received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence;

•	discussed with KPMG LLP its independence; and

•	considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining its independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

By the Audit Committee,

Stephen P. Mumblow (Chair)
John E. Koerner, III
Marshall Loeb
Thomas V. Reifenheiser

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP, an independent registered public accounting firm, has audited our financial statements for each of the years ending December 31, 2025, 2024 and 2023. Our Audit Committee has appointed them to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Representatives of KPMG LLP are expected to attend the virtual Annual Meeting to respond to appropriate questions. Representatives of KPMG LLP will also have the opportunity to make a statement, if they desire.

Detailed disclosure of the audit, audit-related and tax fees we paid to KPMG LLP in 2025 and 2024 is set forth below. Based on these disclosures and information in the Audit Committee Report on page 38 of this proxy statement, our Audit Committee is satisfied that our accountants are sufficiently independent of management to perform their duties properly.

Although not legally required to do so, our Board considers it desirable to seek, and recommends, stockholder ratification of our selection of KPMG LLP as our independent registered public accounting firm for fiscal 2026. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

Audit Fees and Services

The fees for services provided by KPMG LLP to the Company in 2025 and 2024 were as follows:

	Fiscal 2025	Fiscal 2024
Audit Fees(1)	$2,351,391	$2,255,117
Audit-Related Fees(2)	53,510	225,000
Tax Fees(3)	16,000	36,785
All Other Fees	—	—

Total	$2,420,901	$2,516,902

(1)

Audit Fees for the years ended December 31, 2025 and 2024 were for professional services rendered for the audits of our consolidated financial statements, internal control over financial reporting and review of financial statements included in our quarterly and annual financial statements and subsidiary audits. Audit Fees for the year ended December 31, 2025 also includes comfort letter services provided in connection with the Company’s debt offering and consent provided for registration statements.

(2)	Audit related fees consist of professional services rendered for the audit of our employee benefit plan as well as system implementation review procedures.

(3)	Tax Fees for the years ended December 31, 2025 and 2024, respectively, consist of tax compliance fees of $9,000 and $9,785 and tax planning fees of $7,000 and $27,000.

The Audit Committee has adopted policies and procedures that require pre-approval of all audit and permitted non-audit services to be provided by KPMG. All fees in the table above were approved in accordance with the policies and procedures established by the Audit Committee.

Required Vote

The ratification of KPMG LLP as our independent public accounting firm will require a majority of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes, and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.

The Board of Directors recommends a vote FOR the ratification of KPMG as the Company’s independent public accounting firm.

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is seeking the approval of its stockholders of an advisory resolution regarding the compensation of our named executive officers, as disclosed in this proxy statement under the section titled “Executive Officer and Director Compensation.” While this stockholder vote on executive compensation is only an advisory vote that is not binding on the Company or the Board of Directors, the Company values the opinions of its stockholders and will consider the outcome of the vote when making future compensation decisions. This vote is required under Section 14A of the Exchange Act (which was put in place by the Dodd-Frank Act.) Such advisory votes are currently conducted by the Company every three years.

As described more fully in the Compensation Discussion and Analysis section, the primary objective of our executive compensation program is to attract, retain and reward executive officers who contribute to our long-term success. We believe this requires a competitive compensation structure both as compared to similarly situated companies in the media industry and other companies that are our peers in terms of annual revenues. Additionally, we seek to align a significant portion of executive officer compensation to the achievement of specified Company performance goals. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential cash compensation is tied to goal achievement. We also include performance-based LTIP Unit grants as a significant component of prospective executive compensation so that the value of a portion of executive compensation is aligned with the performance of our Class A Common Stock. Our annual LTIP Unit grants to executives are earned solely based on the achievement of performance objectives.

We urge stockholders to read the “Compensation Discussion and Analysis” section above, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and the related compensation tables and narrative above which provide detailed information on the compensation of our named executive officers.

In light of the above, the Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to the Company’s success.

Principal Effects of Approval or Non-Approval of the Proposal

The approval of the compensation of the named executive officers, commonly known as a “say-on-pay” resolution, is non-binding on the Board of Directors. As stated above, although the vote is non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Required Vote

The non-binding approval of the compensation of the named executive officers by the stockholders requires the approval of a majority of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes, and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election. Proxies solicited by the Board will be voted to approve the compensation of the named executive officers unless a stockholder has indicated otherwise in the proxy.

The Board of Directors recommends a vote FOR the non-binding, advisory proposal to approve the executive compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL NO. 4: TO APPROVE AN AMENDMENT AND

RESTATEMENT OF THE COMPANY’S 1996 EQUITY INCENTIVE PLAN

We are asking stockholders to approve an amendment and restatement of the Company’s 1996 Equity Incentive Plan (the “Incentive Plan”) to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by 2,000,000 shares so that the aggregate number of shares of Class A Common Stock available for issuance under the Incentive Plan is increased from 17,500,000 shares to 19,500,000 shares, as well as to make certain other changes to the Incentive Plan, as summarized below. We believe the Incentive Plan is essential to our ability to attract and retain highly qualified employees in an extremely competitive environment in which employees view cash and equity incentives as an important component of their compensation. The description below summarizes the material provisions of the Incentive Plan, including the proposed amendments thereto, and is qualified entirely by reference to the full text of the Incentive Plan, highlighting the proposed changes, as amended by our Board of Directors and subject to stockholder approval, set forth in Appendix A. Capitalized terms not defined herein shall have their respective assigned meanings under the Incentive Plan.

Summary of the Incentive Plan

General

The Incentive Plan is designed to provide us flexibility in awarding cash and equity incentives by providing for different types of incentives that may be awarded. The purpose of the Incentive Plan is to attract and retain directors, key employees and consultants of the Company and our eligible affiliated companies, to provide an incentive for participants to achieve long-range performance goals, and to enable participants to contribute to our long-term growth.

The Company adopted the original plan in July 1996. At that time, 2,000,000 shares of Class A Common Stock were initially reserved for issuance. The number of shares reserved for issuance under the plan increased to 3,000,000 shares as a result of a 3-for-2 stock split effected in February 1998, and further increased to 4,000,000 shares in 1999, 5,000,000 shares in 2000, 8,000,000 shares in 2002, 10,000,000 shares in 2004, 13,000,000 shares in 2009, 15,500,000 in 2013 and 17,500,000 shares in 2019 as a result of stockholder approvals of amendments to the Incentive Plan at the Annual Meetings of Stockholders held in those years. The number of shares reserved for issuance under the Incentive Plan includes shares subject to options already granted and shares issued pursuant to options already exercised.

Proposed Amendments to the Incentive Plan

Below is a summary of the material proposed amendments to the Incentive Plan. This summary is not complete and is qualified entirely by reference to the full text of the Incentive Plan, highlighting the proposed changes, as set forth in Appendix A.

•	Increases the number of shares of Class A Common Stock available for issuance under the Incentive Plan by 2,000,000.

•

Removes language prohibiting the cash settlement of awards under the Incentive Plan, and adds language to clarify that Awards that are settled in cash do not reduce the number of shares of Class A Common Stock available for issuance under the Incentive Plan.

•

Removes language from the Incentive Plan that was previously included to comply with the repealed “performance-based” remuneration provisions of Section 162(m) of the Code, and makes certain other changes related thereto. This includes the removal of the individual grant limits, which previously limited the number of shares underlying equity awards and the amount of cash that could be granted to a single individual in any calendar year to 350,000 shares and $2,000,000, respectively.

•	Imposes an annual grant limit for non-employee Directors of $500,000 of shares of Common Stock under the Incentive Plan.

•

Added provisions related to the treatment of Awards in the event of a Change in Control that are not assumed, converted or replaced in connection with such Change in Control (“Unassumed Awards”), unless otherwise provided in the applicable Award Agreement for such Unassumed Awards. As amended and restated, the Incentive Plan provides that, Unassumed Awards issued on or after June 1, 2026 (other than Performance Awards) shall become fully exercisable, vested and non-forfeitable and any restrictions related thereto shall lapse. Unassumed Awards that are Performance Awards shall be deemed to have vested at the greater of actual performance or the target performance level.

•

Amended language related to share recycling under the Incentive Plan. This language previously permitted shares of Class A Common Stock (i) tendered for payment of the exercise price of an Option, (ii) repurchased by the Company with proceeds received from the exercise of an Option, or (iii) withheld from exercised Awards for tax withholding purposes to be again available for issuance. The Incentive Plan has been amended to provide that any such shares of Class A Common Stock shall not be again available for issuance.

•	Added restrictions on the repricing of SARs, to substantially the same degree such restrictions applied to Options.

•	Added restrictions on the payment of cash distributions or dividend equivalent rights on Options.

Administration and Eligibility

Awards under the Incentive Plan can be granted to employees, consultants, and directors of the Company as well as employees and consultants of our eligible subsidiaries who are capable of contributing significantly to the Company’s successful performance. The Compensation Committee administers the Incentive Plan, selects the participants, and establishes the terms and conditions of each award granted under the Incentive Plan, including the number of shares underlying options or other equity rights, the exercise price of such options or equity rights, and the time(s) at which such options or equity rights become exercisable.

Subject to certain limitations, the Compensation Committee may delegate to one or more executive officers of the Company the power to make awards (and all determinations relating to such awards) to participants who are not subject to Section 16 of the Exchange Act.

As of March 16, 2026, approximately 3,500 employees of the Company and its affiliates, including the Company’s four current executive officers (including its three named executive officers for 2025) and its nine directors who are not executive officers, were eligible to participate in the Incentive Plan. As of that date, approximately 70 participants had outstanding options, LTIP Units or restricted stock awards under the Incentive Plan, not including participants who held only unrestricted stock issued under the Incentive Plan.

Types of Awards

The Incentive Plan allows the Compensation Committee to grant the following types of cash and equity-based awards:

•

incentive stock options (“ISOs”) for the purchase of shares of Class A Common Stock (the exercise prices of which must be at least equal to 100% of the fair market value of the shares underlying the options on the date of grant, and the terms of which may not exceed ten years);

•	nonstatutory stock options for the purchase of shares of Class A Common Stock;

•	restricted shares of Class A Common Stock;

•	unrestricted shares of Class A Common Stock;

•	stock appreciation rights;

•	restricted stock units;

•	performance awards (payable in cash, restricted stock, and unrestricted stock);

•	performance-based compensation (payable in cash, restricted stock, and unrestricted stock); and

•	other stock-based awards, such as convertible stock and LTIP Units.

In granting performance awards and performance-based compensation to participants, the Compensation Committee establishes the performance goals (i.e., performance measures corresponding to a designated period) that must be attained in order for a participant to earn the award. Performance goals may be particular to a participant or may be based on the performance of one of the Company’s divisions, departments, lines of business, subsidiaries or other business units. Performance measures include, among others, various measures of revenues, EBITDA, sales, assets, expenses, return on equity, return on investment, return on capital, return on assets, operating ratios, market share, cash flow, stock price, stockholder returns, acquisition activity, and financing transactions.

Other Terms of Awards

The Incentive Plan provides other basic terms that govern cash and equity-based awards, such as the following.

Tax Withholding. The Company reserves the right to withhold amounts from awards to satisfy any withholding and other tax obligations.

Amendment of an Award. The Compensation Committee has authority to amend, modify, and terminate any outstanding award, subject to certain limitations on the repricing of Options and SARs. The participant’s consent will be required, except for certain modifications of Options or except where the Compensation Committee determines that the action would not materially and adversely affect the participant.

Transferability. Subject to the Code’s restrictions on the transfer of ISOs, the Compensation Committee has discretion to allow specific awards to be transferred upon such terms and conditions as the Compensation Committee deems appropriate.

Adjustments for Stock Splits, Dividends, Mergers, and Similar Actions. In the event of a stock split, certain dividends, mergers, and similar actions, the Incentive Plan provides for certain adjustments to the Awards, in the discretion of the Compensation Committee, in order to preserve the benefits intended to be provided by the Incentive Plan.

Change in Control. In the event of a Change in Control of the Company, the Incentive Plan provides for the treatment of Awards, unless otherwise provided in the Award Agreement.

Termination. The Compensation Committee has discretion to determine how termination of a participant’s employment or engagement affects an award.

Incentive Plan Activity

As of March 16, 2026, 936,454 shares remained available for the grant of awards under the Incentive Plan. As of that date, there were also outstanding 144,000 unvested LTIP Units of the OP, 315,611 vested LTIP Units of the OP and options to purchase an aggregate of 361,740 shares of Class A Common Stock issued under the

Incentive Plan, in each case, for which shares of Class A Common Stock have been reserved for issuance under the Incentive Plan. In March 2026, the Compensation Committee approved future performance-based equity awards for the Company’s employees for fiscal 2026, consistent with its usual practice. These shares have not been issued and are not counted against the number of shares available for the grant of awards under the Incentive Plan, if at all, until the shares are actually awarded as unrestricted stock grants upon the Compensation Committee’s determination and certification that the relevant performance goals have been met in February 2027.

If any award expires, is terminated unexercised or is forfeited or settled without issuance of shares of Class A Common Stock, the shares subject to such award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Incentive Plan.

As the amount of any awards under the Incentive Plan is within the Compensation Committee’s discretion, total awards that may be granted for the current fiscal year are not determinable until completion of the year. The following table sets forth shares underlying awards granted under the Incentive Plan from its inception through March 16, 2026, which amounts include shares underlying awards granted under the Incentive Plan that have been cancelled or otherwise terminated as described in the preceding paragraph (including options granted under the Incentive Plan that were cancelled in connection with the Company’s tender offer completed on July 2, 2009, to exchange options to purchase an aggregate of 2,630,474 shares for new options to purchase an aggregate of 1,030,819 shares). As of December 31, 2025, the weighted-average exercise price of the outstanding options granted under the Incentive Plan was $51.08. The closing price of the Company’s Class A Common Stock as reported on the Nasdaq Stock Market on March 16, 2026, was $133.68.

Awards to Date to Executive Officers, Current Directors and Employees

Under the 1996 Equity Incentive Plan

Name	Number of Shares of Class A Common Stock Underlying Options, Stock Awards and LTIP Units
Executive Officers:
Kevin P. Reilly, Jr., Chairman of the Board and President	1,000,253
Sean E. Reilly, Chief Executive Officer	1,144,312
Jay L. Johnson, Executive Vice President, Chief Financial Officer and Treasurer	197,320
Ross L. Reilly, Executive Vice President and President, Outdoor Division	42,670
Current executive officers as a group (4 persons)	2,384,555
Current directors who are not executive officers as a group (9 persons)	294,615
Other company employees as a group (including all current officers who are not executive officers)	16,835,780

Of the nominees for election as director, Mr. Mumblow has received 25,699 shares of Class A Common Stock and options to purchase a total of 58,000 shares. Mr. Reifenheiser has received 23,797 shares of Class A Common Stock and options to purchase a total of 62,000 shares. Mr. Koerner has received 19,661 shares of Class A Common Stock and options to purchase a total of 20,000 shares. Mr. Loeb has received 5,876 shares of Class A Common Stock and has not received any options to purchase shares. Ms. Fletcher has received 4,374 shares of Class A Common Stock and has not received any options to purchase shares. Ms. Thompson has received 5,066 shares of Class A Common Stock and has not received any options to purchase shares. Mr. Landrieu has received 650 shares of Class A Common Stock and has not received any options to purchase shares. Ms. Reilly has received 14,738 shares of Class A Common Stock and options to purchase a total of 20,000 shares. Mr. Wendell Reilly has received 14,754 shares of Class A Common Stock and options to purchase a total of 20,000 shares. Awards to Mr. Kevin P. Reilly, Jr. are described in the table above. No person has received five percent of the options granted under the Incentive Plan.

Amendment

In March 2026, our Board of Directors voted, subject to stockholder approval, to amend and restate the Incentive Plan to make certain changes as described herein, including to increase the aggregate number of shares of Class A Common Stock available for awards under such plan by an additional 2,000,000 shares to an aggregate of 19,500,000 shares, subject to adjustment for stock-splits and similar capital changes. Approval of this amendment is required by the rules of the Nasdaq Stock Market and so that any options granted with respect to the additional plan shares under the Incentive Plan will qualify as incentive stock options. We believe that the share increase is necessary and appropriate to enable us to attract and retain employees with the skills necessary to support our business and strategic plans, including employees of companies acquired by us. We believe that participation in the Incentive Plan provides employees with additional incentives that promote loyalty, dedication and attention to our long-term strategies that promote increased stockholder value. Furthermore, we believe that the increase of 2,000,000 shares available for issuance out of a total of 87,021,456 Class A Common Stock shares issued and outstanding as of March 16, 2026, or 2.30% of the total shares of Class A Common Stock outstanding, is not likely to result in material dilution to our stockholders and is currently expected to be sufficient to meet awards under the Incentive Plan for at least the next five years. However, a change in business conditions or our strategy could alter any of these projections.

If the amendment and restatement of the Incentive Plan is approved, the Compensation Committee will be able to grant awards to eligible participants at its discretion. Consequently, with the exception noted below, it is not possible to determine at this time the amount or dollar value of awards to be provided under the Incentive Plan. As of the date of this proxy statement, the Compensation Committee has not granted any awards that are contingent upon stockholder approval of the amendment and restatement of the Incentive Plan.

The Compensation Committee previously adopted a proposal to grant restricted stock to each individual who may thereafter become a non-employee director of the Company, automatically upon his or her election or reelection to a one-year term as a non-employee director of the Company at the Annual Meeting of Stockholders. Each such qualifying director will be awarded restricted stock with a fair market value of (i) $75,000 for non-committee members, (ii) $80,000 for Audit, Compensation and/or Nominating and Governance Committee members (not chair), (iii) $95,000 for the Chair of the Compensation Committee, (iv) $95,000 for the Chair of the Nominating and Governance Committee and (v) $100,000 for the Chair of the Audit Committee, with the fair market value being based upon the closing price of the Class A Common Stock on the date of election. Under these standing resolutions, each non-employee director who is elected or reelected as a director will be granted such awards.

The following table illustrates the total dollar value of such awards that will be granted annually upon such election or reelection (assuming that the number of non-employee directors on the Board remains constant), but omits the total amount of the awards because such amount is based on the closing price of our Class A Common Stock on the date of grant and, therefore, is not presently determinable:

New Plan Benefits

1996 Equity Incentive Plan

Name	Dollar Value ($)	Number of Units
Executive Officers:
Kevin P. Reilly, Jr., Chairman of the Board and President	—	—
Sean E. Reilly, Chief Executive Officer	—	—
Jay L. Johnson, Executive Vice President, Chief Financial Officer and Treasurer	—	—
Ross L. Reilly, Executive Vice President and President, Outdoor Division	—	—
Current executive officers as a group (4 persons)	—	—
Current directors who are not executive officers as a group (9 persons)	$755,000	—
Other company employees as a group (including all current officers who are not executive officers)	—	—

Federal Income Tax Consequences Relating to Certain Awards

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences to recipients arising from participation in the Incentive Plan. This description is based on current law, which is subject to change. The tax treatment of recipients in the Incentive Plan may vary depending on the particular situation and may, therefore, be subject to additional or special rules not discussed below. This summary does not constitute tax advice and recipients should consult with their personal tax advisors regarding the tax consequences of participating in the Incentive Plan. No attempt has been made to discuss any potential foreign jurisdiction, or U.S. state or local tax consequences in this section.

Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Incentive Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as a capital gain and any loss sustained will be a capital loss and (b) no deduction is allowed to the Company for federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above, a disqualifying disposition, then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise may avoid the alternative minimum tax consequences of the exercise of an ISO.

Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a capital gain or loss and will not result in any deduction by the Company.

Restricted Stock. Unless the recipient files an election to be taxed under Section 83(b) of the Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

When the recipient disposes of restricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

Unrestricted Stock. With respect to awards of unrestricted stock: (a) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

When the recipient disposes of unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

LTIP Units. LTIP Units received by a recipient are intended to be treated as profits interests in a partnership for U.S. federal income tax purposes. The Code provides safe harbors governing the issuance of profits interests. Although the LTIP Units are intended to comply with those safe harbors, there can be no assurance that they will do so. Provided that the LTIP Units are respected as profits interests, a recipient will not realize taxable income upon the grant of an LTIP Unit or upon the vesting of an LTIP Unit, and the Company will not be allowed a deduction either upon issuance or vesting. Instead, the recipient will be treated as a partner in the OP from the date of grant of the LTIP Unit, and will consequently receive allocations of income, gain, loss, credit and deduction from the OP along with distributions of cash. Upon the vesting of the LTIP Unit and achievement of certain conditions, LTIP Units of the OP convert into Common Units of the OP, and Common Units of the OP are redeemable by the holder for either cash or for shares of the Company’s Class A Common Stock, at the general partner’s option. The redemption of Common Units for the Company’s Class A Common Stock or cash is a taxable transaction to the recipient, and will generally qualify for capital gain tax treatment (with certain exceptions).

Tax Consequences to the Company

Reasonable Compensation. In order for the amounts described above to be deductible by the Company, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The Company’s ability to obtain a deduction for future payments under the Incentive Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a Change in Control.

Compensation of Covered Employees. Finally, the Company’s ability to obtain a deduction for amounts paid under the Incentive Plan may be limited by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation.

Required Vote

The affirmative vote of a majority of the total votes properly cast on this proposal will constitute the approval of an amendment and restatement of the Incentive Plan. Abstentions and broker non-votes will not be treated as votes cast for the purpose of determining the outcome of the vote on this proposal.

The Board of Directors recommends a vote FOR this Proposal.

PROPOSAL NO. 5: TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE

COMPANY’S 2019 EMPLOYEE STOCK PURCHASE PLAN

General

We are asking stockholders to approve an amendment and restatement of the Company’s 2019 Employee Stock Purchase Plan (as currently in effect, the “current 2019 Plan”, as proposed to be amended and restated the “amended 2019 Plan” and collectively, the “2019 Plan”) to make certain changes thereto, including to increase the number of shares of Class A Common Stock of the Company available for issuance under the plan by 500,000 shares. The full text of the amended 2019 Plan, highlighting the proposed changes, is set forth in Appendix B.

Under the 2019 Plan, eligible employees of the Company may purchase shares of Class A Common Stock at a discount from fair market value. As of March 16, 2026, approximately 253,347 shares currently remain available for issuance under the current 2019 Plan (prior to taking into account the increase proposed in the amended 2019 Plan). If stockholders do not approve the amended 2019 Plan, the current 2019 Plan will remain in effect.

We believe that continuing to provide the benefits available under the 2019 Plan to our employees will help us attract and retain top quality personnel, motivate them to acquire an equity stake in the Company and provide an incentive for them to achieve long-range performance goals to the extent they retain the shares purchased under the 2019 Plan. Our Board of Directors strongly believes that continuing to offer a program in which our employees can purchase shares of our Class A Common Stock is an important component of our compensation program.

Proposed Amendments to Current 2019 Plan

Below is a summary of the material proposed amendments to the current 2019 Plan by the amended 2019 Plan. This summary is not complete and is qualified entirely by reference to the full text of the amended 2019 Plan, highlighting the proposed changes, as set forth in Appendix B.

•	Increases the shares available by 500,000.

•	Extends the term until July 1, 2036.

•	Provides for how an offering under the amended 2019 Plan should be handled in the event of certain corporate events, including a merger, acquisition, or dissolution.

•

Amends the definitions of certain employee categories consistent with the Company’s current employee categorizations. This change is not expected to increase the number of employees eligible to participate in the amended 2019 Plan, since all Eligible Employees under the 2019 Plan must be employees of the Company for at least twelve months.

•

Makes certain other administrative changes, including to (i) clarify how an employee’s leave of absence is handled under the amended 2019 Plan; (ii) specify the conditions under which individuals who become employees of the Company pursuant to certain acquisitions by the Company may participate in the amended 2019 Plan; (iii) clarify that the Compensation Committee can adopt administrative rule and procedures, or sub-plans applicable to specific jurisdictions; and (iv) provide for how an offering under the amended 2019 Plan should be handled in the event there are insufficient shares reserved for issuance.

Administration and Eligibility

Currently, 1,102,083 shares of Class A Common Stock (subject to adjustments for stock-splits and similar capital changes) have been reserved for issuance under the current 2019 Plan, consisting of (i) 300,000 shares originally issuable under the current 2019 Plan, (ii) 192,789 shares added from the terminated 2009 Employee Stock Purchase Plan, and (iii) a total of 609,294 shares that have been added to date pursuant to the annual automatic share increase feature, of which 253,347 shares remain available for issuance under the current 2019 Plan as of March 16, 2026. If the proposed amended 2019 Plan is approved, an additional 500,000 shares will be reserved for issuance under the amended 2019 Plan, together with any shares remaining available under the current 2019 Plan as of the July 1, 2026 restatement date. The number of shares issuable under both the current and amended 2019 Plan is also subject to an annual increase equal to the least of (i) 500,000 shares of Class A Common Stock, (ii) one-tenth of one percent of the total number of shares of Class A Common Stock outstanding on the last day of the preceding fiscal year, and (iii) a lesser amount determined by our Board of Directors.

As of March 16, 2026, approximately 3,500 employees are eligible to participate under the current 2019 Plan. The current 2019 Plan qualifies (and the amended 2019 Plan is intended to qualify, subject to stockholder approval) as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Rights to purchase Class A Common Stock under the 2019 Plan are granted at the discretion of the Compensation Committee, which determines the frequency and duration of individual offerings under the 2019 Plan and the dates when shares may be purchased. Offerings may last up to 27 months, or such longer period as may then be consistent with Section 423 of the Code, however the Company currently expects that each offering will last six months. Eligible employees participate voluntarily and may withdraw from any offering at any time before shares are purchased. Participation terminates automatically upon termination of employment, except termination because of disability or death.

The purchase price per share of Class A Common Stock in an offering is determined by the Compensation Committee from time to time; provided that the purchase price per share shall not be less than 85% of the lesser of its fair market value at the beginning of the offering period or on the applicable exercise date. The purchase price may be paid through payroll deductions, lump sum payments, delivery of shares of Class A Common Stock of the Company, or a combination thereof subject to the discretion of the Compensation Committee, but purchases are currently being allowed only through payroll deductions. The current 2019 Plan terminates on July 1, 2029, but the amended 2019 Plan proposes to extend the termination date until July 1, 2036.

In accordance with Section 423 of the Code, no employee may participate in an offering under the 2019 Plan if, immediately after the right to acquire shares of Class A Common Stock in the offering is granted, the employee would own 5% or more of the voting stock of the Company (including stock that may be purchased through subscriptions under the 2019 Plan or any other options), nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the Class A Common Stock at the time the right to purchase the Class A Common Stock is granted) through the 2019 Plan in any calendar year.

Federal Income Tax Consequences

Stockholders previously approved the current 2019 Plan, so participants do not realize taxable income at the commencement of an offering or at the time shares are purchased under the current 2019 Plan. Similarly, if the stockholders approve the amended 2019 Plan, participants will not realize taxable income at the commencement of an offering or at the time shares are purchased under the amended 2019 Plan. If a participant holds shares purchased under the 2019 Plan for the prescribed statutory holding periods (ie. until the later of two years from the offering commencement date and one year from the purchase date), then upon sale of the shares, the participant will be treated as having received taxable compensation income of 15% of the fair market value of the stock at the commencement of the offering (or, if less, any amount realized on sale of such shares in excess of the purchase price). No deduction will be allowed to the Company for Federal income tax purposes upon the purchase of shares or, if the participant waits the prescribed period to sell, upon sale. However, if the participant does not wait the prescribed period to sell, he or she will be treated as having received taxable compensation income upon sale equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and the Company will be allowed to deduct that amount. In either case, any difference over or under the participant’s tax cost (the purchase price plus the amount of taxable compensation income that the participant recognizes upon sale of the shares) will be treated as capital gain or loss.

If a participant dies during the two-year holding period while owning shares purchased under the 2019 Plan, 15% of the fair market value of the shares at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death in excess of the purchase price) is taxed to the participant as ordinary income in the year of death, and the Company would not be allowed a deduction for Federal income tax purposes.

New Plan Benefits

If the amended 2019 Plan is approved, eligible employees may purchase shares of Class A Common Stock of the Company at their discretion, subject to the limitations under Section 423 of the Code described above. Consequently, it is not possible for us to determine the amounts or benefits that our employees will receive under the amended 2019 Plan at this time. None of our current executive officers participate in the current 2019 Plan. Our non-employee directors are not eligible to participate in the 2019 Plan.

Required Vote

The affirmative vote of a majority of the total votes properly cast on this proposal will constitute the approval of the amended 2019 Plan. Abstentions and broker non-votes will not be treated as votes cast for the purpose of determining the outcome of the vote on this proposal.

The Board of Directors recommends a vote FOR this Proposal.

ADDITIONAL INFORMATION
Other Matters
The Board of Directors is unaware of any business to be conducted at the Annual Meeting of Stockholders other than the matters described in the Notice to Stockholders. If other business is properly presented for consideration at the Annual Meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion on that matter.
Employee, Officer and Director Hedging
Other than its insider trading policy, which prohibits purchases and sales of its securities and related derivative securities while in possession of material non-public
information, the Company does not have any policies that prevent employees (including officers) or directors from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in hedging transactions related to the Company’s equity securities.
Insider Trading Policy
We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of our securities of by directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. Our insider trading policy states, among other things, that our directors, officers, and employees are prohibited from trading in such securities while in possession of material, nonpublic information. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Policy on Securities Trading and Inside Information, filed as an exhibit to our Annual Report on Form
10-K.
Communications from Stockholders
The Board will give appropriate attention to written communications submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chair of the Audit Committee will, with the assistance of our General Counsel, (i) be primarily responsible for monitoring communications from stockholders and (ii) provide copies or summaries of such communications to the other directors as he considers appropriate. Communications specifically addressed to a particular director will be forwarded to that director.
Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chair of the Audit Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
Stockholders who wish to send communications on any topic to the Board should address such communications to the Chair of the Audit Committee, c/o General Counsel, Lamar Advertising Company, 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808.
Deadline for Stockholder Proposals and Director Nominations
In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2027 Annual Meeting of Stockholders, we must receive it no later than December 3, 2026 (120 days before the anniversary of the mailing date of this proxy statement), assuming that the 2027 Annual Meeting of the Stockholders is not more than 30 days before or after May 14, 2027.
In addition, our bylaws require a stockholder who wishes to bring business before an annual meeting or propose director nominations at an annual meeting to give advance written notice to the Secretary as described in the bylaws. To be timely for the 2027 Annual Meeting of Stockholders, proposals or nominations must be received no earlier than January 14, 2027 and no later than February 13, 2027 (120 days and 90 days before the anniversary date of this year’s Annual Meeting, respectively), assuming that the 2027 Annual Meeting of the Stockholders is not more than 30 days before or 70 days after May 14, 2027. In addition, for any such nomination as a director to be included in the Company’s proxy card (the “universal proxy” as contemplated pursuant to Rule
14a-19
under the Exchange Act), a stockholder must also satisfy the requirements set forth in under Rule
14a-19
under the Exchange Act.
Notices should be given in writing to the Company at its principal executive offices: 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808, Attention: Secretary.
Expenses of Solicitation
We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mails, proxies may be solicited by our officers and any regular employees in person, by telephone or by electronic means. We expect that the costs incurred in the solicitation of proxies will be nominal.
April 2, 2026
*  *  *  *

APPENDIX A

LAMAR ADVERTISING COMPANY

1996 EQUITY INCENTIVE PLAN

(as proposed to be amended and restated ~~through December 12, 2019~~May 14, 2026)

1.	Purpose

The purpose of the Lamar Advertising Company 1996 Equity Incentive Plan (the “Plan”) is to attract and retain directors, key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by granting Awards with respect to the Company’s Class A Common Stock (the “Common Stock”). Certain capitalized terms used herein are defined in Section 9 below.

2.	Administration

The Plan shall be administered by the Committee. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards and designate any Performance Measures, as applicable. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee’s decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons ~~or Covered Employees~~ and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 ~~or Section 162(m) of the Internal Revenue Code (the “Code”), or any regulations or rules issued thereunder,~~ are required to be determined in the sole discretion of the Committee. ~~In this regard, to the extent that the guidelines pursuant to Section 162(m) are applicable, not only will the Committee consist solely of two or more outside directors but said Committee shall be required to certify that any Performance Goals and/or other material terms associated with any Award have been satisfied prior to the payment of any Award.~~

3.	Eligibility

All directors, employees and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

4.	Stock/Cash Available for Awards

(a) Amount. Subject to adjustment under subsection (b), Awards (including Incentive Stock Options) may be made under the Plan for up to 1~~7~~9,500,000 shares of Common Stock. ~~If~~Except as otherwise set forth in Section 5(d), if any Award expires or is terminated unexercised or is forfeited or settled ~~in a manner that results in fewer shares outstanding than were awarded~~without issuance of shares of Common Stock, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. To the extent an Award under the Plan is paid out in cash rather than shares of Common Stock, such cash payment will not result in reducing the number of shares of Common Stock available for issuance under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)	Adjustment.

(i) For Awards issued prior to January 1, 2020, in the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to such outstanding Awards and (iii) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash bonus with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

(ii) For Awards issued on or after January 1, 2020, subject to Section 8(e) below, in the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code), in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event, and is hereby authorized to take any one or more of the following actions:

(1) Provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Subsection (b)(ii) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(2) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(3) To make adjustments in the number and type of shares of common stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future; or

(4) To provide that the Award cannot vest, be exercised or become payable after such event.

Notwithstanding the foregoing: (x) any adjustments made pursuant to this subsection to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code unless the Participant consents otherwise; (y) any such adjustments made to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A of the Code or comply with the requirements of Section 409A of the Code unless the Participant consents otherwise; and (z) the Committee shall not have the authority to make any such adjustments to the extent that the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code to be subject thereto.

(c) Limit on ~~Individual~~Director Grants. The maximum number of shares of Common Stock ~~subject to Options and Stock Appreciation Rights~~ that may be paid, issued or granted to any ~~Participant~~Director in the aggregate in any calendar year shall not exceed $~~35~~500,000 ~~shares and the maximum number of shares of Common Stock that may be granted as Restricted Stock, Unrestricted Stock Awards, Restricted Stock Units with respect to which Performance Goals apply under Section 7 below, to any Participant in the aggregate in any calendar year shall not exceed 350,000, subject to adjustment under subsection (b). The maximum cash Award that may be issued to any Participant in any calendar year shall be $2,000,000.~~(the value of which will be based on the grant date fair value of the Award determined in accordance with U.S. generally accepted accounting principles). Any Awards paid or provided to an individual for his or her services as an employee or consultant (other than as a Director), will not count for purposes of the limitation under this Section 4(c).

5.	Stock Options

(a) Grant of Options. Subject to the provisions of the Plan, the Committee may grant options (“Options”) to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder (“Incentive Stock Options” or “ISOs”), and (ii) not intended to comply with such requirements (“Nonstatutory Stock Options” or “NSOs”). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. No Incentive Stock Options may be granted hereunder more than ten years after the last date on which the Plan was approved for purposes of Section 422 of the Code.

(b) Terms and Conditions. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. If, after grant of an Option, the price of shares subject to such Option is reduced, the transaction shall be treated as a cancellation of the Option and a grant of a new Option.

(c) Payment. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option, by delivery of a note or other commitment satisfactory to the Committee or shares of Common Stock owned by the optionee, including Restricted Stock, Restricted Stock Units or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

(d) Unexercised Options and Other Rights. ~~To the extent that (i) a Stock Option expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any other Award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards~~ In no event will the following shares of Common Stock again become available for Awards or increase the number of shares of Common Stock available for grant under the Plan~~. If any~~ as set forth in Section 4(a): (i) shares of Common Stock ~~have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan~~tendered by the Participant in payment of the exercise price of an Option; (ii) shares of Common Stock repurchased by the Company with proceeds received from the exercise of an Option; and (iii) shares of Common Stock withheld from exercised Awards for tax withholding purposes. To the extent that a share is subject to an outstanding Option, Stock Appreciation Right or other stock-based Award, such share shall reduce the share authorization by one share of stock.

(e) Annual Limit on Incentive Stock Options. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as NSOs.

(f) Restrictions on Repricing of Options and SARs. Except as provided in Sections 4(b), 8(e), or 8(h), the terms of outstanding Options or SARs may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, exchange, substitute, buyout or surrender outstanding Options or SARs in exchange for cash, other Awards ~~or~~, Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval to the extent that stockholder approval is required by law or applicable exchange requirement.

(g) Treatment of Dividend Rights. No cash distribution or dividend equivalent rights will be payable with respect to Options and no adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued with respect to the Option, except as provided in Section 4(b) of the Plan.

6.	Stock Appreciation Rights

(a) Grant of SARs. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price (“Stock Appreciation Rights” or “SARs”) in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.

(b) Exercise Price. The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined. An SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine, but no less than Fair Market Value.

(c) Treatment of Dividend Rights. No SAR shall include a right to dividends between the date of grant and date of exercise in the absence of a separate agreement in compliance with the requirements of Section 409A of the Code.

7.	Stock Awards

(a) Grant of Restricted or Unrestricted Stock. Subject to the provisions of the Plan, the Committee may grant shares of Common Stock subject to forfeiture (“Restricted Stock”) and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee or the applicable Restricted Stock Agreement during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary. The Committee also may make Awards of shares of Common Stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Committee may determine from time to time (“Unrestricted Stock”).

(b) Performance Awards. The Committee may grant Performance Awards to eligible individuals. The value of such Performance Awards may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of shares of Common Stock over a fixed period or periods determined by the Committee.

~~(c) Performance-Based Compensation. The Committee may establish Performance Goals for the granting of Restricted Stock, Unrestricted Stock, Restricted Stock Unit Awards, the lapse of risk of forfeiture of Restricted Stock, cash incentives or other Performance Award. The achievement of the Performance Goals shall be determined by the Committee. Shares of Restricted Stock or Unrestricted Stock may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine. If the Committee determines at the time an Award is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that the Participant’s right to receive cash, shares, or other property pursuant to such Award shall be subject to the satisfaction of Performance Goals during a performance period, which for these purposes means the period of service designated by the Committee applicable to an Award. Notwithstanding the attainment of Performance Goals by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant. With respect to awards issued prior to November 2, 2017, the Committee shall have the power to impose such other restrictions on Awards as it deems necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. In this regard, any performance criterion based on performance over time will be determined by reference to a period of at least one year.~~

(~~d~~c) Other Stock Based Awards. The Committee shall have the right to grant such Awards based upon the Common Stock having terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock, the grant of warrants to purchase Common Stock or grant Restricted Stock Units, and the grant of Awards with respect to partnership interests which are convertible into, exchangeable for or redeemable in shares of Common Stock.

8.	General Provisions Applicable to Awards

(a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant (an “Award Agreement”) specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

(b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

(c) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.

(d) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

(e)	Change in Control.

~~(i) For Awards issued prior to January 1, 2020, in order to preserve a Participant’s rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.~~

(~~ii~~i) For Awards issued on or after January 1, 2020, notwithstanding any other provisions of the Plan or the applicable Award Agreement to the contrary, the provisions of ~~this~~ Sections 8(e)(ii)-(iv) shall apply to ~~equity settled compensation a~~Awards in the event of a Change in Control. ~~The Committee may, in any individual Award Agreement, provide for less favorable vesting provisions with respect to an equity settled Award, including forfeiture upon closing of a Change in Control, but may not provide for accelerated vesting in the absence of termination of employment in connection with or following a Change in Control.~~

(ii) Treatment of Awards Assumed or Replaced.

(1) ~~If~~Unless otherwise provided in the Award Agreement, if a Participant is employed by the Company or one of its Affiliates on the date a Change in Control occurs and such employment is, within the 24 month period commencing on the effective date of such Change in Control, either involuntarily terminated by the Company or, if the Participant has an employment agreement which permits resignation for “good reason” the Participant resigns for “good reason” as defined in such employment agreement (each referred to as a “Qualifying Termination”), then immediately prior to such termination (A) each Award granted under this Plan to the Participant shall become immediately vested and fully exercisable and any restrictions applicable to the Award shall lapse; provided that any Performance Award shall be determined under subparagraph (3) below; and (B) if the Award is an Option or SAR, the Award shall remain exercisable until the expiration of the remaining term of the Award. The amount payable under clause (A) shall be paid in cash, shares or a combination thereof as provided for under the applicable Award Agreement within thirty (30) days following the date of the Participant’s Qualifying Termination (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

~~(2) Notwithstanding the provisions of Section 8(e)(ii), if any Award constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the timing of settlement of such Award pursuant to this Section 8(e)(ii) shall be in accordance with the settlement terms set forth in the applicable Award Agreement if such Change in Control fails to constitute a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code.~~

(~~3~~2) ~~The~~Unless otherwise provided in the Award Agreement, the vesting and settlement of Performance Awards in connection with a Change in Control shall be made in accordance with the following:

a. The amount payable with respect to Award shall be equal to the greater of (x) the amount payable if each of the Performance Measures (or, for Awards issued prior to June 1, 2026, Performance Goals) shall be deemed to be satisfied at the target payment level, provided the Award shall be prorated based on the total number of days during the performance period prior to date of the Participant’s Qualifying Termination in relation to the total number of days during the performance period, or (y) the amount payable based on the actual performance for each of the performance criteria through the date of the Participant’s Qualifying Termination.

b. The amount payable under subparagraph (1) shall be paid in cash, shares or a combination thereof as provided for under the applicable Award Agreement within thirty (30) days following the date of the Participant’s Qualifying Termination (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Section 409A of the Code), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

(iii) Treatment of Awards Not Assumed or Replaced. For Awards issued on or after June 1, 2026, unless otherwise provide in the Award Agreement, to the extent outstanding Awards are not assumed, converted or replaced by the resulting entity in the Change in Control, then upon the Change in Control, such outstanding Awards that may be exercised shall become fully exercisable, all restrictions with respect to such outstanding Awards, other than for Performance Awards, shall lapse and the Award shall become vested and non-forfeitable, and for any outstanding Performance Awards the payout opportunities attainable under such Awards shall be deemed to have vested immediately prior to such Change in Control based on the greater of (i) actual performance through the closing date, or (ii) the target performance level.

(iv) Notwithstanding foregoing the provisions of this Section 8(e), if any Award constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, the timing of settlement of such Award pursuant to this Section 8(e) shall be in accordance with the settlement terms set forth in the applicable Award Agreement if such Change in Control fails to constitute a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code.

(v) Notwithstanding the foregoing provisions, for Awards issued prior to January 1, 2020, in order to preserve a Participant’s rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.

(f) Transferability. In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.

(g) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that the loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

(h) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant hereunder or otherwise. In addition, a Participant may direct the Company to satisfy such Participant’s tax obligations through the withholding of shares of Common Stock otherwise to be acquired upon the exercise of payment of an Award, but only to the extent such withholding does not cause a charge to the Company’s financial earnings.

(i) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

(j) Amendment of Award. Subject to Section 5(f), the Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option and enter into and execute any repricing transaction including but not limited to reducing the exercise price of such Award. Any such action shall require the Participant’s consent unless:

(i) In the case of a termination of, or a reduction in the number of shares issuable under, an Option, any time period relating to the exercise of such Option or the eliminated portion, as the case may be, is waived or accelerated before such termination or reduction (and in such case the Committee may provide for the Participant to receive cash or other property equal to the net value that would have been received upon exercise of the terminated Option or the eliminated portion, as the case may be); or

(ii) In any other case, the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

~~(k) Prohibition on Cash Settlement of Awards. Except as provided in Sections 4(b), 8(e), or 8(h), the Company shall not cancel, buyout, or surrender all or any portion of an outstanding Award in exchange for cash.~~

(~~l~~k) Limitations Applicable to Section 16 Persons ~~and Performance-Based Compensation~~. Notwithstanding any other provision of this Plan, any Option, Performance Award or other Award or Restricted Stock or Restricted Stock Unit granted to a Reporting Person who is subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule, and this Plan shall be deemed amended to the extent necessary to conform to such limitations. ~~Furthermore, notwithstanding any other provision of this Plan, any Option or other Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any Treasury regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.~~

(l) Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s ~~initial~~ adoption of this Plan. All Options, Awards, Restricted Stock and Restricted Units granted under the Plan prior to this restatement, which was approved by Shareholders, shall not be effected by the following sentence. Options or other Awards may be granted and Restricted Stock or Restricted Stock Units may be awarded prior to such stockholder approval, provided that such Options or other Awards shall not be exercisable and such Restricted Stock or Restricted Stock Units shall not vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Options previously granted shall be deemed Non-Qualified Options.

9.	Certain Definitions

“Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

“Award” means any cash bonus, Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit or other Performance Awards granted under the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of one of the following events: (a) a report is filed with the SEC on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as promulgated pursuant to the Exchange Act, disclosing that any “person” (as the term “person” is used in Section 13(d) or Section 14(d)(2) of the Exchange Act), other than any Permitted Transferee (as such term is defined in the certificate of incorporation of the Company), is or has become a beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; (b) the Company is merged or consolidated with another corporation and, as a result thereof, securities representing less than 50% of the combined voting power of the surviving or resulting corporation’s securities (or of the securities of a parent corporation in case of a merger in which the surviving or resulting corporation becomes a wholly-owned subsidiary of the parent corporation) are owned in the aggregate by holders of the Company’s securities immediately before such merger or consolidation; (c) all or substantially all of the assets of the Company are sold in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or (d) during any period of 24 consecutive months, individuals who were members of the Board of Directors who are not employees (“Directors”) at the beginning of the period cease to constitute at least a majority of the Board unless the election, or nomination for election by the Company’s shareholders, of more than one half of any new Directors was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the 24 month period.

Notwithstanding the foregoing provisions, to the extent that any payment or acceleration hereunder is subject to Section 409A of the Code as deferred compensation, the term Change in Control shall mean an event described in the foregoing definition of Change in Control that also constitutes a change in control event as defined in Treasury Regulation Section 1.409A-3(i)(5).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law, and any regulations thereunder.

“Committee” means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person ~~or a Covered Employee~~, each member shall be a “non-employee director” or the equivalent within the meaning of applicable Rule 16b-3 under the Exchange Act ~~or an “outside director” within the meaning of Section 162(m) of the Code, respectively~~.

“Common Stock” or “Stock” means the Class A Common Stock, $0.001 par value, of the Company.

“Company” means Lamar Advertising Company, a Delaware corporation.

~~“Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code.~~

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

“Fair Market Value” means, with respect to a share of Common Stock as of any date of determination, in the discretion of the Committee, (i) the closing price (on that date) of the Common Stock on the NASDAQ Stock Market, or any other principal national securities exchange the Common Stock is traded on; or (ii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ Stock Market or another national securities exchange; or (iii) if shares of Common Stock are not publicly traded, the fair market value of such a share as determined by the Board in good faith after taking into consideration all facts which it deems appropriate and in accordance with applicable statutory and regulatory guidelines.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Performance Award” means a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both.

~~“Performance Goals” means with respect to any designated performance period, one or more Performance Measures established by the Committee prior to the beginning of such performance period or within such period after the beginning of the performance period as shall meet the requirements to be considered “pre-established objective performance goals” for purposes of the regulations issued under Section 162(m) of the Code. Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.~~

“Performance Measures” shall include, but not be limited to (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.

“Reporting Person” means a person subject to Section 16 of the Exchange Act.

10.	Miscellaneous

(a) No Right to Employment. No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall confer upon any employee or consultant of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall they interfere with the rights of the Company (or Affiliate) to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any Affiliate.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Restricted Stock, Unrestricted Stock or Restricted Stock Unit is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise provided in the applicable Award.

(c) Section 409A. It is the intention of the Company that no Award shall be “deferred compensation” subject to Section 409A of the Code unless and to the extent that the Committee specifically determines otherwise and so provides in the terms of an Award Agreement, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code. Notwithstanding any provision herein to the contrary, any Award issued under the Plan that constitutes a deferral of compensation under a “nonqualified deferred compensation plan” as defined under Section 409A(d)(1) of the Code and is not specifically designated as such by the Committee shall be modified or cancelled to comply with the requirements of Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto.

(d) Forfeiture in Certain Circumstances (“Clawback”). All Awards granted under the Plan will be subject to recoupment in accordance with any Clawback policy that the Company is specifically required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise specifically required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

(e) Effective Date. The Plan, as previously amended, ~~shall be~~was effective on January 1, 2020. This amendment and restatement of the Plan shall become effective on June 1, 2026.

(f) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable.

(g) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

* * * *

APPENDIX B

LAMAR ADVERTISING COMPANY

2019 EMPLOYEE STOCK PURCHASE PLAN

(as proposed to be amended and restated May 14, 2026)

1.	Purpose.

This 2019 Employee Stock Purchase Plan (the “Plan”) is adopted by Lamar Advertising Company (the “Company”) to provide Eligible Employees who wish to become shareholders of the Company an opportunity to purchase shares of Class A Common Stock, par value $.001 per share, of the Company (“Common Stock”). The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423; provided that, if and to the extent authorized by the Board, the fact that the Plan does not comply in all respects with the requirements of Section 423 shall not affect the operation of the Plan or the rights of Employees hereunder.

2.	Certain Definitions.

As used in this Plan:

(a) “Board” means the Board of Directors of the Company, and “Committee” means the Compensation Committee of the Board or such other committee as the Board may appoint from time to time to administer the Plan.

(b) “Coordinator” means the officer of the Company or other person charged with day-to-day supervision of the Plan as appointed from time to time by the Board or the Committee.

(c) “Designated Beneficiary” means a person designated by an Employee in the manner prescribed by the Committee or the Coordinator to receive certain benefits provided in this Plan in the event of the death of the Employee.

(d) “Eligible Employee” with respect to any Offering hereunder means any Employee who, as of the Offering Commencement Date for such Offering:

(i) has been a Full-time, Part-time 3, or Part-time 2 Employee of the Company or any of its Subsidiaries for not less than twelve months; and

(ii) would not, immediately after any right to acquire Shares in such Offering is granted, own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary corporation, determined in accordance with Section 423.

Subject to the foregoing requirements of this section, an Employee covered by a collective bargaining agreement will be considered eligible for participation in the Plan unless the labor organization representing such Employee in collective bargaining has made an affirmative decision on the part of the applicable labor organization not to participate in the Plan. To the extent an individual becomes an employee of the Company or any of its subsidiaries in connection with an acquisition, the following shall apply: (i) if the acquisition is structured as a stock or equity transaction, each individual will be credited with service with the acquired company, and (ii) if the acquisition is structured as an asset transaction, each individual will not be credited with service with the acquired business unless expressly provided in the applicable purchase agreement.

(e) “Employee” means an employee (as that term is used in Section 423) of the Company or any of its Subsidiaries. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave, or other leave of absence approved by the Company or a Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2).

(f) “Fair Market Value” of a Share shall mean the fair market value of a share of Common Stock, as determined by the Committee.

(g) “Full-time Employee” is an Employee whose customary employment is for ~~(i)~~ 40 hours per week ~~and (ii) five months,~~ in the calendar year during which the respective Offering Commencement Date occurs.

(h) “Part-time 3 Employee” is an Employee whose customary employment is for ~~(i)~~ 30-39 hours per week ~~and (ii) five months,~~ in the calendar year during which the respective Offering Commencement Date occurs.

(i) “Part-time 2 Employee” is an Employee whose customary employment is for ~~(i)~~ 20-29 hours per week ~~and (ii) five months,~~ in the calendar year during which the respective Offering Commencement Date occurs.

(j) “Offering” is an offering of Shares pursuant to Section 5 of the Plan.

(k) “Offering Commencement Date” means the date on which an Offering under the Plan commences, and “Offering Termination Date” means the date on which an Offering under the Plan terminates.

(l) “Purchase Date” means each date on which the rights granted under the Plan may be exercised for the purchase of Shares.

(m) “Section 423” and subdivisions thereof refer to Section 423 of the Code or any successor provision(s).

(n) “Shares” means shares of Common Stock.

(o) “Subsidiary” means a subsidiary corporation, as defined in Section 424 of the Code, of the Company the Employees of which are designated by the Board of Directors or the Committee as eligible to participate in the Plan.

3.	Administration of the Plan.

The Committee shall administer, interpret and apply all provisions of the Plan as it deems necessary or appropriate, subject, however, at all times to the final jurisdiction of the Board of Directors. The Board may in any instance perform any of the functions of the Committee hereunder. The Committee may delegate administrative responsibilities to the Coordinator, who shall, for matters involving the Plan, be an ex officio member of the Committee. Determinations made by the Committee and approved by the Board of Directors with respect to any provision of the Plan or matter arising in connection therewith shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of share certificates. The Committee may also adopt sub-plans applicable to particular designated Subsidiaries or locations, and, with respect to Subsidiaries outside the United States, determine that a sub-plan shall not be considered to be part of an “employee stock purchase plan” under Section 423.

4.	Shares Subject to the Plan.

(a) The maximum aggregate number of Shares that may be purchased upon exercise of rights granted under the Plan shall be ~~300,000 plus (a) all Shares, if any, that remain available for purchase under the 2009 Employee Stock Purchase Plan upon its termination on June 30, 2019 and (b~~equal to (a) the number of Shares remaining available on the Plan’s restatement date, plus (b) 500,000 Shares plus (c) an annual increase to be added on the first day of each fiscal year of the Company beginning with the 2020 fiscal year equal to the least of (i) 500,000

Shares, (ii) one-tenth of one percent of the total number of Shares outstanding on the last day of the preceding fiscal year, and (iii) a lesser amount determined by the Board. Appropriate adjustments in such amount, the number of Shares covered by outstanding rights granted hereunder, the securities that may be purchased hereunder, the Exercise Price, and the maximum number of Shares or other securities that an employee may purchase (pursuant to Section 8 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the original effective date of the Plan; provided that any fractional Share otherwise issuable hereunder as a result of such an adjustment shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation involving the Company will include appropriate provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or treasury Shares may be purchased under the Plan. The Committee may impose restrictions on transfer on Shares purchased under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

(b) In the event of a Corporate Transaction, each outstanding right to purchase Shares will be equitably adjusted and assumed or an equivalent right to purchase Shares substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation in a Corporate Transaction does not assume or substitute for the purchase right or the successor corporation is not a publicly traded corporation, the then-current Offering shall be shortened by setting a new Purchase Date on which the Offering shall end. The new Purchase Date shall occur before the date of the Corporate Transaction. Before the new Purchase Date, the Committee shall provide each participating Employee with written notice, which may be electronic, of the new Purchase Date and that the participating Employee’s right to purchase Shares shall be exercised automatically on such date, unless prior to such date, the participating Employee has withdrawn from the Offering in accordance with Section 5. For purposes of this Section 4, “Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization, or other corporate event described in Code Section 424.

(c) Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering then in progress shall be shortened by setting a new Purchase Date and the Offering shall end immediately before the proposed dissolution or liquidation. The new Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee shall provide each participating Employee with written notice, which may be electronic, of the new Purchase Date and that the participating Employee’s right to purchase Shares shall be exercised automatically on such date, unless prior to such date, the participating Employee has withdrawn from the Offering in accordance with Section 5.

5.	Offerings; Participation.

(a) From time to time, the Company, by action of the Committee, will grant rights to purchase Shares to Eligible Employees pursuant to one or more Offerings, each having an Offering Commencement Date, an Offering Termination Date, and one or more Purchase Dates as designated by the Committee. No Offering may last longer than twenty-seven (27) months or such longer period as may then be consistent with Section 423. The Committee may limit the number of Shares issuable in any Offering, either before or during such Offering.

(b) Participation in each Offering shall be limited to Eligible Employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Committee. No person otherwise eligible to participate in any Offering under the Plan shall be entitled to participate if he or she has elected not to participate. Any such election not to participate may be revoked only with the consent of the Committee.

(c) An Employee who has elected to participate in an Offering may make such changes in the level of payroll deductions as the Committee may permit from time to time, or may withdraw from such Offering, by giving written notice to the Company before any Purchase Date. No Employee who has withdrawn from participating in an Offering may resume participation in the same Offering, but he or she may participate in any subsequent Offering if otherwise eligible.

(d) Upon termination of a participating Employee’s employment for any reason, including retirement but excluding death or disability (as defined in Section 22(e)(3) of the Code) while in the employ of the Company or a Subsidiary, such Employee will be deemed to have withdrawn from participation in all pending Offerings to the extent administratively feasible.

(e) Upon termination of a participating Employee’s employment because of disability or death, the Employee or his or her Designated Beneficiary, if any, as the case may be, shall have the right to elect, with respect to each Offering in which the Employee was then participating, by written notice given to the Coordinator within 30 days after the date of termination of employment (but not later than the next applicable Purchase Date for each Offering), either (i) to withdraw from such Offering or (ii) to exercise the Employee’s right to purchase Shares on the next Purchase Date of such Offering to the extent of the accumulated payroll deductions in the Employee’s account at the date of termination of employment. If no such election with respect to any Offering is made within such period, the Employee shall be deemed to have withdrawn from such Offering on the date of termination of employment. The foregoing election is not available to any person, such as a legal representative, as such, other than the Employee or a Designated Beneficiary.

(f) Subject to the discretion of the Coordinator, if a participating Employee is granted a paid leave of absence, payroll deductions on behalf of the participating Employee will continue and any amounts credited to the participating Employee’s contribution account may be used to purchase shares of Common Stock as provided under the Plan. If a participating Employee is granted an unpaid leave of absence, payroll deductions on behalf of the participating Employee will be discontinued and no other contributions will be permitted (unless otherwise determined by the Coordinator or required by applicable law), but any amounts then credited to the participating Employee’s contribution account may be used to purchase shares of Common Stock on the next applicable Purchase Date. Unless otherwise required by statute, in the event a participating Employee is on a leave of absence for a period exceeding six months, such Employee will not be automatically enrolled in the Plan during any subsequent Offering.

(g) The number of Shares that a participating Employee may purchase in an Offering under this Plan may be reduced if the Offering is oversubscribed. No right to purchase Shares granted under this Plan shall permit a participating Employee to purchase Shares that, if added together with the total number of Shares purchased by all other participating Employees in such Offering, would exceed the total number of Shares remaining available under this Plan. If the Committee determines that, on a particular Purchase Date, the number of Shares with respect to which rights to purchase Shares are to be exercised exceeds the number of Shares then available under this Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

6.	Exercise Price.

The rights granted under the Plan shall be exercised and Shares shall be purchased at a price per Share (the “Exercise Price”) determined by the Committee from time to time; provided that the Exercise Price shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on (a) the respective Offering Commencement Date or (b) the respective Purchase Date, whichever is lower.

7.	Exercise of Rights; Method of Payment.

(a) Participating Employees may pay for Shares purchased upon exercise of rights granted hereunder solely through regular payroll deductions. No interest shall be paid upon payroll deductions (whether or not used to purchase Shares) unless specifically provided for by the Committee. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts.

(b) Subject to any applicable limitation on purchases under the Plan, and unless the Employee has previously withdrawn from the respective Offering, rights granted to a participating Employee under the Plan will be exercised automatically on the Purchase Date of the respective Offering coinciding with the Offering Termination Date, and the Committee may provide that such rights may at the election of the Employee be exercised on one or more other Purchase Dates designated by the Committee within the period of the Offering, for the purchase of the number of Shares that may be purchased at the applicable Exercise Price with the accumulated payroll deductions as of the respective Purchase Date. Fractional Shares will be issued under the Plan, unless the Committee determines otherwise. If fractional Shares are not issued, any amount that would otherwise have been applied to the purchase of a fractional Share shall be retained and applied to the purchase of Shares in the following Offering unless the respective Employee elects otherwise. The Company will deliver to each participating Employee or to an account of the participating Employee designated by the Committee evidence of ownership of the shares of Common Stock purchased within a reasonable time after the Purchase Date in such form as the Committee determines will give the participating Employee full ownership of and rights to transfer the Shares. The Committee may require that the participating Employee hold such Shares in an account of the participating Employee designated by the Committee.

(c) Any amounts withheld from the Employee’s compensation that are not used for the purchase of Shares, whether because of such Employee’s withdrawal from participation in an Offering (voluntarily, upon termination of employment, or otherwise) or for any other reason, except as provided in Section 7(b), shall be repaid to the Employee or his or her Designated Beneficiary or legal representative, as applicable, within a reasonable time thereafter.

(d) The Company’s obligation to offer, sell and deliver Shares under the Plan at any time is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange or securities market on which the Common Stock is then listed, and (iii) compliance, in the opinion of the Company’s counsel, with all applicable federal and state securities and other laws.

8.	Limitations on Purchase Rights.

(a) Any provision of the Plan or any other employee stock purchase plan of the Company or any subsidiary (collectively, “Other Plans”) to the contrary notwithstanding, no Employee shall be granted the right to purchase Common Stock (or other stock of the Company and any subsidiary) under the Plan and all Other Plans at a rate that exceeds an aggregate of $25,000 (or such other maximum as may be prescribed from time to time by Section 423) in Fair Market Value of such stock (determined at the time the rights are granted, and which with respect to the Plan, will be determined as of their respective Offering Commencement Dates) for each calendar year in which any such right is outstanding.

(b) An Employee’s participation in any one or a combination of Offerings under the Plan shall not exceed such additional limits as the Committee may from time to time impose.

9.	Tax Withholding.

Each participating Employee shall pay to the Company or the applicable Subsidiary, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the purchase or disposition of Shares no later than the date of the event creating the tax liability. In the Committee’s discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of Shares to the Company, including Shares purchased under the Plan, valued at Fair Market Value on the date of delivery. The Company or the applicable Subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Employee or withhold Shares purchased hereunder, which shall be valued at Fair Market Value on the date of withholding.

10.	Participants’ Rights as Shareholders and Employees.

(a) No participating Employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for such Shares, and the Share certificate is actually issued.

(b) Neither the adoption, maintenance, nor operation of the Plan nor any grant of rights hereunder shall entitle any Employee to continued employment or other service with the Company or any Subsidiary or restrict the right of any of such entities to terminate such employment or service or otherwise change the terms of such employment or service at any time or for any reason

11.	Rights Not Transferable.

Rights under the Plan are not assignable or transferable by a participating Employee other than by will or the laws of descent and distribution and, during the Employee’s lifetime, are exercisable only by the Employee. The Company may treat any attempted inter vivos assignment as an election to withdraw from all pending Offerings.

12.	Amendments to or Termination of the Plan.

The Board shall have the right to amend, modify or terminate the Plan at any time without notice, subject to any stockholder approval that the Board determines to be necessary or advisable; provided that the rights of Employees hereunder with respect to any ongoing or completed Offering shall not be adversely affected.

13.	Governing Law.

Subject to overriding federal law, the Plan shall be governed by and interpreted consistently with the laws of Delaware.

14.	Effective Date and Term.

This Plan ~~will become~~originally became effective on July 1, 2019. No rights shall be granted under the Plan after July 1, ~~2029~~2036 (unless terminated earlier pursuant to the Plan).

* * * *

LAMAR ADVERTISING COMPANY 5321 CORPORATE BLVD BATON ROUGE, LA 70808 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 13, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/LAMR2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 13, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR nominee(s) on the line below. the following nominees: 0 0 0 1. Election of Directors Nominees 01) Nancy Fletcher 02) John E. Koerner, III 03) Mitch Landrieu 04) Marshall A. Loeb 05) Stephen P. Mumblow 06) Thomas V. Reifenheiser 07) Anna Reilly 08) Kevin P. Reilly, Jr. 09) Wendell Reilly 10) Elizabeth Thompson The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5. For Against Abstain 2. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 0 0 0 year 2026. 3. Approval, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers. 0 0 0 4. Approval of an amendment and restatement of the Company’s 1996 Equity Incentive Plan. 0 0 0 5. Approval of an amendment and restatement of the Company’s 2019 Employee Stock Purchase Plan. 0 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LAMAR ADVERTISING COMPANY The undersigned hereby appoints Kevin P. Reilly, Jr., Sean E. Reilly and Jay L. Johnson, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Lamar Advertising Company Class A Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 14, 2026 at www.virtualshareholdermeeting.com/LAMR2026 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED (IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS) FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR EACH OF PROPOSALS 2, 3, 4 AND 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. . 010 . 05 . 09 R2 _ 2 0000699658 Continued and to be signed on reverse side

PROXY FOR CLASS B COMMON AND SERIES AA PREFERRED STOCK

THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS OF

LAMAR ADVERTISING COMPANY

MAY 14, 2026

Each undersigned stockholder of Lamar Advertising Company (the “Company”) hereby appoints Kevin P. Reilly, Jr., Sean E. Reilly and Jay L. Johnson, and each of them acting singly, with full power of substitution, as Proxies to vote on behalf of the undersigned all shares of Class B Common and Series AA Preferred Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 14, 2026, and at all adjournments of the Annual Meeting. The undersigned hereby revokes any proxy previously given with respect to such shares.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no specifications are made, the Proxies named above will vote the shares in accordance with the recommendations of the Board of Directors, which are set forth on the following page of this Proxy Card. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

(Continued and to be signed on following pages)

ANNUAL MEETING OF STOCKHOLDERS OF

LAMAR ADVERTISING COMPANY

MAY 14, 2026

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 14, 2026 - The proxy statement and annual report to security holders are available at https://materials.proxyvote.com/512816.

Please sign, date and return this proxy card to the Company as soon as possible.

THE DIRECTORS RECOMMEND A VOTE “FOR ALL NOMINEES” FOR DIRECTORS IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

1.	Election of directors:

Nominees to Withhold Vote For:
☐ FOR ALL NOMINEES	☐ Nancy Fletcher
☐ John E. Koerner, III
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Mitch Landrieu
☐ Marshall A. Loeb
☐ FOR ALL EXCEPT	☐ Stephen P. Mumblow
(See instructions below)	☐ Thomas V. Reifenheiser
☐ Anna Reilly
☐ Kevin P. Reilly, Jr.
☐ Wendell Reilly
☐ Elizabeth Thompson

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☒

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year:

☐ FOR

☐ AGAINST

☐ ABSTAIN

3.	Approval, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers.

☐ FOR

☐ AGAINST

☐ ABSTAIN

4.	Approval of an amendment and restatement of the Company’s 1996 Equity Incentive Plan.

☐ FOR

☐ AGAINST

☐ ABSTAIN

5.	Approval of an amendment and restatement of the Company’s 2019 Employee Stock Purchase Plan.

☐ FOR

☐ AGAINST

☐ ABSTAIN

Signature of Stockholder:                                     Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Name:

Number of Shares of Class B Common Stock Held on March 16, 2026:

Number of Shares of Series AA Preferred Stock Held on March 16, 2026: